Exhibit 10.1

CERTAIN CONFIDENTIAL INFORMATION, MARKED BY [***], HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE (I) IT IS NOT MATERIAL AND (II) THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS THE INFORMATION AS PRIVATE AND CONFIDENTIAL.
Amended and Restated Master Services Agreement
This Amended and Restated Master Services Agreement (this “Agreement”), effective as of the date of last signature hereto (the “Effective Date”), is by and between Kodiak Robotics, Inc., a Delaware corporation with offices located at 1049 Terra Bella Ave., Mountain View, CA 94043 (“Licensor”), and Fountainhead Logistics LLC, a Delaware limited liability company with offices located at [***] (“Licensee”). Licensor and Licensee may be referred to herein collectively as the “Parties” or individually as a “Party”.
WHEREAS, the Parties entered into a certain Master Services Agreement dated July 17, 2024, as supplemented dated December 8, 2024, as amended dated June 13, 2025, as amended May 27, 2026, as amended July 7, 2026 (the “Existing Master Services Agreement”);
WHEREAS, Licensor and Licensee (or its Affiliates) previously entered into certain agreements involving Licensor’s autonomous driving capabilities, with such agreements described more particularly in Section 29.8(a);
WHEREAS, Licensor has successfully demonstrated certain autonomous driving capabilities in Licensee’s business, including the driverless delivery of sand;
WHEREAS, Licensor desires to license the Kodiak Technology and provide certain other Services associated with the Kodiak Technology to Licensee;
WHEREAS, Licensee desires to obtain a license to use the Kodiak Technology and receive certain other Services associated with the Kodiak Technology for its business purposes, subject to the terms and conditions of this Agreement; and
WHEREAS, the Parties desire to amend and restate the Existing Master Services Agreement in its entirety, together with all Amendments.
NOW, THEREFORE, in consideration of the mutual covenants, terms, and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
1.    Definitions.
“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena, or investigation of civil, criminal, administrative, regulatory, or any other nature, whether at law, in equity, or otherwise.
“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Person.

The term “control” (including the terms “controlled by” and “under common control with”) means the direct or indirect power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.
“Aggregate” means to compile Licensee’s data collected under this Agreement with other datasets and using commercially reasonable efforts to reduce the percentage of the dataset represented by Licensee’s data to the lowest reasonable level.
“[***]” has the meaning set forth in Section 23.2.
“Agreed Hardware Value” has the meaning set forth in Section 5.6(b).
“Agreement” has the meaning set forth in the preamble.
“[***]” has the meaning set forth in Section 12.2(a).
“Atlas Technology” has the meaning set forth in Section 18.1(b).
“Availability Notice” has the meaning set forth in Section 8.
“Business Day” means a day other than a Saturday, Sunday, or other day on which banking institutions of the United States are authorized or required by Law to be closed for business.
“[***]” has the meaning set forth in Section 23.3.
“Confidential Information” has the meaning set forth in Section 17.1.
“Decommission” has the meaning set forth in Section 10.
“Delivery Date” has the meaning set forth in Section 16.1.
“Discloser” has the meaning set forth in Section 17.1.
“Documentation” means Licensor’s operational policies and procedures, training documentation, user manuals, and other documentation relating to the Hardware and Software (the “Kodiak Technology”) installed on the Tractors that Licensor provides or makes available to Licensee in any form or medium which describe the functionality, components, features, or requirements of the Kodiak Technology; provided that, once the Documentation is incorporated into a particular SOW, the Documentation is deemed comprehensive and complete as to such SOW until such time as the SOW is amended in accordance with Section 29.15.
“DOT” has the meaning set forth in Section 13.1(a).
“DOT Inspection” has the meaning set forth in Section 12.5(a).
“Effective Date” has the meaning set forth in the preamble.

“[***]” has the meaning set forth in Section 12.5(c).
“Equipment” means each tractor that the Parties mutually agree shall be Upfitted with Kodiak Technology.
“Existing Agreements” means (i) that certain Non-Disclosure Agreement between Licensor and Parent dated as of November 2, 2023; and (ii) that certain Amended & Restated Autonomous Vehicle Transportation Agreement between Licensor and Licensee’s Affiliate dated as of June 20, 2024 and governing various testing activities and Licensor’s provision of transportation services with Licensor vehicle(s) equipped with Licensor’s autonomous driving technology, in each case as set forth with more particularity therein.
“[***]” has the meaning set forth in Section 18.5.
“Fleet” means Licensee’s fleet of Tractors.
“First Meeting” has the meaning set forth in Section 29.18(b).
“FMCSRs” has the meaning set forth in Section 12.
“Force Majeure Event” has the meaning set forth in Section 29.13(a).
“Hardware” has the meaning set forth in Section 4.1.
“Hardware License” has the meaning set forth in Section 5.1.
“Hardware Loss” has the meaning set forth in Section 5.6(a).
“Indemnitee” has the meaning set forth in Section 21.5.
“Indemnitor” has the meaning set forth in Section 21.5.
“Intellectual Property Rights” means any and all registered and unregistered intellectual, proprietary, or industrial rights granted, applied for, or otherwise now or hereafter in existence under or related to any patent, copyright, trademark, trade secret, database protection, data, machine learning/ artificial intelligence model, algorithm or other intellectual property, and all similar or equivalent rights or forms of protection, in any part of the world.
“Jointly Developed Technology & IP” has the meaning set forth in Section 18.1(e).
“Jointly Developed Technology & IP Notice” has the meaning set forth in Section 18.1(e).
“Kodiak Technology” has the meaning set forth in “Documentation” above.
“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, or other requirement of any federal, state, local, or foreign government or political subdivision or entity thereof, including any court or tribunal of competent jurisdiction.
“License Fees” has the meaning set forth in Section 16.1.
“Licensee” has the meaning set forth in the preamble.
“Licensee Background IP” has the meaning set forth in Section 18.1(b).
“Licensee Foreground IP” has the meaning set forth in Section 18.1(d).
“Licensee Indemnitee” has the meaning set forth in Section 21.1(a).
“Licensor” has the meaning set forth in the preamble.
“Licensor Background IP” has the meaning set forth in Section 18.1(c).
“Licensor Foreground IP” has the meaning set forth in Section 18.1(d).
“Licensor Indemnitee” has the meaning set forth in Section 21.2(a).
“Limited Hardware Warranty” has the meaning set forth in Section 19.2(a).
“Losses” means all losses, damages, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable attorneys’ fees and the costs of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers.
“Maintenance Release” has the meaning set forth in Section 13.2(c).
“New Version” means any new version of the Software that Licensor may from time to time introduce and market generally as a distinct licensed product (as may be indicated by Licensor’s designation of a new version number).
“Non-[***] Operations” [***].
“Notice of Mediation” has the meaning set forth in Section 29.18(d).
“ODD” shall mean the then-approved operational design domain, including road type, route, weather conditions, speed limits, connectivity requirements, and other relevant factors, as set forth, and supplemented, amended and/or restated from time to time in each applicable SOW.
“OEM” has the meaning set forth in Section 5.4(c).
“Open Source Components” means any software component that is licensed pursuant to any license that is, or is substantially similar to, a license now or in the future approved by the Open Source Initiative and listed at http://www.opensource.org/licenses (including all versions of [***]) or any license under which such software component or other materials are distributed or licensed as “free software,” “open source software,” or under similar terms or models.
“Open Source License” has the meaning set forth in Section 6.2.
“Parent” has the meaning set forth in Section 29.2.
“Party” and “Parties” have the meaning set forth in the preamble.
“Payment Date” has the meaning set forth in Section 16.3.
“Payment Failure” has the meaning set forth in Section 28.2(a).
“Permitted Use” has the meaning set forth in Section 2.1.
“Person” means an individual, corporation, partnership, joint venture, limited liability entity, governmental authority, unincorporated organization, trust, association, or other entity.
“Pre-production Version” has the meaning set forth in Section 27.
“Recipient” has the meaning set forth in Section 17.1.
“[***]” has the meaning set forth in Section 10.1.
“Representatives” means, with respect to a Party, that Party’s and its Affiliates’ respective employees, officers, directors, consultants, third-party technology and/or service providers, and professional advisors.
“Service Level Agreement” means Exhibit E attached hereto that describes Licensor’s performance metrics and obligations related to the uptime of Tractors and Kodiak Technology.
“Services” means Upfitting; maintenance of Hardware, Software, and Kodiak Technology; and any other services set forth in this Agreement or a SOW.
[***]
“Software” means the executable, object-code version of the then-installed software on a given Tractor, and any Maintenance Releases provided to Licensee or installed on Licensee’s Tractors pursuant to this Agreement.
“Software License” has the meaning set forth in Section 6.1.
“SOW” means a statement of work or other ordering document for Services executed by a duly authorized representative of each Party under this Agreement. The form of SOW is attached as Exhibit D. Each SOW shall set forth, at a minimum, the applicable Equipment to be purchased and the ODD and Documentation applicable to such Equipment.
“Suspension” has the meaning set forth in Section 7.

“Term” has the meaning set forth in Section 28.1.
“Territory” means [***] roads and lands in connection with [***] within the [***] perimeters (as commonly known) and as may be expanded in accordance with Section 25 or an SOW.
“Third-Party Materials” means materials and information, in any form or medium, that are not proprietary to Licensor, including any third-party: (a) documents, data, content, or specifications; (b) Open Source Components or other software, hardware, or other products, facilities, equipment or devices; and (c) accessories, components, parts, or features of any of the foregoing.
“Tractor” means Equipment that has been Upfitted with Kodiak Technology.
“Truck Delivery Schedule” means the latest version of that certain document titled as Truck Delivery Schedule that sets forth estimated dates for Equipment ordering and delivery, with such document being amendable from time to time upon mutual agreement by the Parties. The latest version of such document shall be the document most recently acknowledged by both Parties with the signature of each Relationship Contact (as defined in the Service Level Agreement). For avoidance of doubt, this document creates no obligations or liabilities other than as expressly set forth in this Agreement.
“UCC” has the meaning set forth in Section 29.19.
“Upfit”, “Upfitted”, or “Upfitting” has the meaning set forth in Section 4.1.
“Upfitter” has the meaning set forth in Section 4.2.
“Warranty Period” has the meaning set forth in Section 19.2.
2.    Scope of Agreement.
2.1    Purpose. The Parties intend to collaborate on development and commercialization of Kodiak Technology. Licensor agrees to Upfit and provide services for up to [***] pieces of Equipment with the Kodiak Technology for Licensee’s use, subject to the terms and conditions of this Agreement, and Licensee agrees to license the Kodiak Technology for use in such Tractors subject to and in accordance with the terms of this Agreement. Licensee may operate and use the Tractors in the Territory and within the ODD, subject to the terms and conditions of this Agreement for the purpose of logistics applications in the oil and gas industry (the “Permitted Use”). Where reasonably necessary, Licensor may, at its sole cost, employ human safety drivers to support the Kodiak Technology in its application to the Permitted Use.
2.2    Scope of Work. Licensor agrees to provide to Licensee the Services set forth in each applicable SOW. Following Licensor’s successful completion of the milestones set forth in Exhibit C, Licensee will be obligated to purchase an initial [***] Tractors and take delivery of such Tractors as made available from Licensor, subject to any of Licensee’s termination rights set forth in Section 28.2 of this Agreement (the “Initial Purchase Obligation”). Licensee shall, following Licensor’s written confirmation that the milestones have been successfully completed (for which email shall suffice), have the obligation to order and deliver the number of pieces of Equipment (up to [***] such pieces of Equipment) to Licensor for Upfitting in accordance with the Truck Delivery Schedule, subject to the OEM’s availability and the terms of this Agreement. Notwithstanding the foregoing, if Licensor successfully completes the milestones, at least [***] pieces of Equipment shall be ordered by Licensee from the Equipment OEM in the quantities and no later than [***].
3.    Equipment.
3.1    Cost. Licensee acknowledges and agrees that the cost of the Equipment and, solely as it relates to adding redundant actuation [***], Upfitting (“Redundant Actuation Upfitting”) and the Hardware redundant actuation components being Upfit (“Redundant Actuation Hardware”) are independent of and not included in the License Fees. [***].
3.2    Selection of Equipment. The Parties shall mutually determine the year, make, model, and supplier, and other aspects as mutually agreed, of the Equipment to be Upfitted, and each such piece of Equipment shall be identified on Exhibit B (the initial list is attached and shall be periodically updated to reflect the addition or removal of Tractors to or from Licensee’s Fleet as subsequently agreed by the Parties). Neither Party will be liable to the other for any failure or delay in delivery of any Equipment solely as a result of any OEM, OEM dealership, or other dealer of Equipment.
4.    Upfitting of Equipment.
4.1    Upfitting. Upfitting of the Equipment includes [***]. This process is referred to herein collectively as “Upfit”, “Upfitted”, or “Upfitting”. All Upfitting shall be completed in accordance with the applicable SOW. [***].
4.2    Upfitter. Licensor shall select reasonable and appropriate vendor(s) responsible for all or any portion of the Upfitting of the Equipment (the “Upfitter”). Licensee shall coordinate the delivery of each piece of Equipment (a) to the Upfitter and (b) following completion of Upfitting by the Upfitter for such piece of Equipment, to Licensor to the extent reasonably required by the Licensor. Licensor shall cause the Upfitter to inspect the Equipment upon arrival and to notify Licensee regarding any observed defects. Licensor shall complete the Upfitting, if needed, by installing any Hardware and Software not installed by the Upfitter. Licensor shall solely bear the risk of loss for Equipment during Upfitting.
4.3    Logistics. Licensee shall be responsible for, at its sole cost and expense, coordinating transportation of the Equipment between the OEM, the Upfitter, the Licensor (if needed) and ultimate delivery to Licensee’s place of business. Licensee shall solely bear the risk of loss for Equipment during transportation of Equipment as set forth in this Section 4.3.
4.4    Timing. Licensor agrees to cause the Upfitting (including Upfitting occurring following events described in Section 10) to be completed within a reasonable time following the date of receipt of a piece of Equipment by the Upfitter; provided that such receipt of a piece of

Equipment shall be no sooner than as set forth on the Truck Delivery Schedule, unless otherwise agreed to in writing by the Parties. On the [***] after such date of receipt (subject to the proviso in the immediately foregoing sentence) and for each day thereafter until completion of Upfitting, Licensor shall pay to Licensee a penalty equal to [***]. The parties agree to review the [***].

5.    Hardware.
5.1    Hardware License. Subject to Licensee’s compliance with this Agreement (including payment of all undisputed Fees), Licensor hereby authorizes Licensee to use the Hardware solely for the Permitted Use during the Term (the “Hardware License”). For clarity, while the Hardware License is an intellectual property license, it does not grant or transfer to Licensee any ownership or other rights under any Intellectual Property Rights in or to any Hardware, other than a limited right to use the Hardware that is provided by Licensor hereunder. Further, [***], Licensee shall not obtain any license or other rights under any Intellectual Property Rights related to how the same works with and within the Kodiak Technology in conjunction with the Kodiak Technology [***].
5.2    Rights to Hardware. The Hardware, [***], will at all times remain the sole and exclusive property of Licensor. Subject to the Hardware License, Licensee shall use Hardware, [***], and shall ensure that such Hardware is used, only in furtherance of the Permitted Use and in accordance with this Agreement. Licensee shall not, and shall not permit any other Person to, transfer, deliver, or pledge as debt collateral the licensed Hardware to any other Person, except as expressly permitted by this Agreement. Licensee shall as soon as commercially feasible grant Licensor reasonable access to the Hardware for purpose of inspection, observation, measurement of usage, alteration, repair, and installation of upgrades or other improvements upon request by Licensor or at Licensee’s request.
5.3    Liens and Encumbrances.
(a)    Licensee agrees not to directly create or permit to exist, and to promptly and at Licensee’s own expense, discharge, any lien, charge, or encumbrance on the Hardware or any other property of Licensor, or its Affiliates, within the scope of the services being provided by Licensor under this Agreement, except for any lien, charge, or encumbrance (i) resulting from the acts of Licensor [***]. Licensee agrees to notify Licensor if any such action occurs promptly after gaining knowledge of the same. It is a breach of this Agreement if Licensee or its Representative places, files, or threatens to place or file, a lien or encumbrance on the Hardware [***]. If a lien is placed on any such property, Licensee shall promptly remove it at Licensee’s sole cost. Licensee shall indemnify, defend, and hold harmless any Licensor Indemnitee (defined herein) from and against any such breach. To the extent that Licensor directly creates or permits to exist any lien, charge, or encumbrance on the Hardware [***], Licensee shall permit Licensor to place a lien on such Hardware that shall be superior to all other liens on such Hardware. It is a breach of this Agreement if Licensor or its Representative places, files, or threatens to place or file, a lien or encumbrance on any property of Licensee, or its Affiliates within the scope of the transportation services referenced herein, including the Equipment, trailers, dollies, and cargo, or any property of any of Licensee’s or Licensee’s Affiliates’

customers. If a lien is placed on any such property, Licensor shall promptly remove it at Licensor’s sole cost. Licensor shall indemnify, defend, and hold harmless any Licensee Indemnitee (defined herein) from and against any such breach.
(b)    Prior to Licensor creating or permitting to exist any third-party lien, charge or encumbrance on the Hardware Licensor shall cause the secured party with respect to any such lien, charge or encumbrance to enter into an agreement directly with Licensee (in a form reasonably acceptable to Licensee) pursuant to which such secured party (i) acknowledges Licensee’s rights pursuant to this Agreement and (ii) agrees that, among other things, as long as Licensee is not in default under this Agreement, Licensee’s rights pursuant to this Agreement shall not be diminished or interfered with by such secured party or any party acting on behalf of such secured party.

5.4    Licensee’s Obligations Related to the Hardware. With respect to the Hardware and installation and use thereof, Licensee further acknowledges and agrees that:
(a)    [***].
(b)    Upon the earliest of (i) demand by Licensor as expressly authorized herein, (ii) the expiration of the Hardware License with respect to a Tractor, or (iii) the expiration or termination of this Agreement, Licensee shall promptly, but in no event more than [***], make the Tractor available to Licensor for removal of Hardware [***], in reasonable and safe condition, subject to ordinary wear and tear; which for the avoidance of doubt shall not restrict or prevent Licensee from use of the Tractors or Equipment by way of manual operation after expiration of the Hardware License.
(c)    Licensor will avoid damaging the Tractors when removing Hardware (ordinary wear and tear excepted), however, Licensor shall not be responsible for restoring any Equipment to its original condition as received from the original equipment manufacturer (the “OEM”). [***].
(d)    Between Licensor and Licensee, Licensee shall be responsible for using the Hardware in line with the Permitted Use; provided that, Licensee shall not be responsible where a Licensor Representative causes use of the Hardware outside the Permitted Use, including while in [***] mode.
(e)    Licensee shall not make alterations to Hardware or otherwise abuse, tamper with, or remove from the Tractor any Hardware.
5.5    Hardware License Restrictions. Except as expressly permitted by this Agreement or the applicable SOW or Documentation, Licensee shall not, shall not attempt to, and shall not permit any other Person to:
(a)    modify, correct, adapt, enhance, or otherwise prepare derivative works or improvements of any Hardware;

(b)    rent, lease, lend, sell, assign, distribute, transfer, or otherwise make available the Hardware to any third party, other than authorized vendors, mutually agreed by the Parties, for repair and/or replacement;
(c)    reverse engineer, or disassemble, or extract any Software from the Hardware, or otherwise attempt to derive or gain access inside the casings of the Hardware, in whole or in part;
(d)    bypass or breach any security device, protection, or other measure used for or contained in the Hardware;
(e)    remove, efface, alter, obscure, combine, supplement, or otherwise change any Hardware;
(f)    combine or integrate the Hardware with the Atlas Technology in any manner or for any purpose with the actual knowledge that it infringes, misappropriates, or otherwise violates any Intellectual Property Right or other right of any Person, or violates any applicable Law;
(g)    use the Hardware for purposes of: (i) benchmarking or competitive analysis of the Hardware, other than in collaboration with Licensor; or (ii) developing, using, or providing a competing product or service that is competitive with Licensor; or
(h)    use the Hardware other than for the Permitted Use or in any manner or for any purpose or application not expressly permitted by this Agreement.
Notwithstanding the foregoing, Licensee will not be in violation of this Section 5.5 to the extent that a Licensor Representative causes any of the foregoing.

5.6    Loss, Damage, or Destruction; Agreed Value.
(a)    Loss. Other than with respect to a Hardware Loss that (i) that falls within the scope of Section 13.2(b) or the warranties set forth in Section 19.2, (ii) occurs during the Upfitting process, or (iii) is caused by the acts or omissions of Licensor or its Representatives, Licensee shall bear the risks of damage, theft, destruction, or other loss of or to the Hardware. If the Hardware becomes stolen, destroyed, damaged, confiscated, requisitioned, commandeered, or otherwise lost (each, a “Hardware Loss”), and such Hardware Loss does not fall within the scope of any of the above (i)-(iii) set forth in this section, Licensee agrees to (y) promptly notify Licensor of such Hardware Loss in writing and (z) no later than the next Payment Date immediately following the replacement of such Hardware by Licensor, pay Licensor an amount equal to the Agreed Hardware Value for such Hardware as of the date of Hardware Loss; provided that, in the event of a partial Hardware Loss, the Parties shall work together in good faith to determine a reasonable payment amount. Except where covered by any of the above (i)-(iii) set forth in this section, Licensor shall not be required to replace any Hardware on any Tractor that sustained a Hardware Loss. Should Licensor have new Hardware or formerly decommissioned Hardware for installation, Licensee may request in writing that one or the other be installed on the Tractor that sustained the Hardware Loss, and Licensee shall be responsible for any and all costs, fees, and expenses for new Hardware and/or Upfitting, except where covered by any of the above (i)-(iii) set forth in this section. Licensor shall be solely responsible for Hardware Loss covered by any of the above (i)-(iii) set forth in this section. Licensor shall install new Hardware or formerly decommissioned Hardware for re-installation. [***].
(b)    Agreed Hardware Value. “Agreed Hardware Value” means the amount set forth in the respective SOW for the Hardware for the applicable month following installation of such Hardware associated with the Tractor at issue. Licensor and Licensee acknowledge and agree that the Agreed Hardware Value during the Term represents the Parties’ collective best and reasonable estimates of the actual fair market value of the Hardware as of the date of execution of the applicable SOW.
5.7    [***].

6.    Software License.
6.1    License Grant. Subject to Licensee’s compliance with this Agreement (including payment of all undisputed Fees), Licensor hereby grants to Licensee a non-exclusive, term-limited, non-sublicensable, and non-transferable (except in compliance with Section 29.9) license to use the Software and Documentation solely for the Permitted Use in conjunction with the Kodiak Technology during the Term (the “Software License”).
6.2    Open Source Licenses. Licensee acknowledges and agrees that (a) the Software includes Open Source Components licensed pursuant to the Open Source licenses set forth in the Documentation (each, an “Open Source License”), and (b) Licensee’s use of the Open Source Components included in the Software is governed by, and subject to, the terms and conditions of such Open Source Licenses. Licensor agrees to identify any such Open Source Licenses in the applicable Documentation.
6.3    Security Measures. Licensee acknowledges and agrees that (a) the Software may contain technological measures designed to prevent unauthorized or illegal use of the Software, and (b) Licensor may (i) use such technological measures, and other lawful means, to verify Licensee’s compliance with this Agreement and enforce Licensor’s rights, including all Intellectual Property Rights, in and to the Software; and (ii) itself and through its Representatives collect, maintain, process, and use diagnostic, technical, usage, and related information, including information about Licensee’s Tractors, that Licensor may gather to improve the performance of the Software or develop Maintenance Releases (which for the avoidance of doubt, all of the aforementioned shall be considered confidential).
6.4    License Restrictions. Except as expressly permitted by this Agreement or the applicable SOW or Documentation, and except to the extent such restrictions are prohibited by applicable Law, and subject to Section 6.2 with respect to Open Source Components included in the Software, Licensee shall not, shall not attempt to, and shall not permit any other Person to:
(a)    copy the Software, in whole or in part;

(b)    modify, correct, adapt, translate, enhance, or otherwise prepare derivative works or improvements of any Software;
(c)    sell, sublicense, assign, distribute, publish, transfer, or otherwise make available the Software to any third party;
(d)    reverse engineer, disassemble, decompile, decrypt, or decode the Software, or otherwise attempt to derive or gain access to the source code of the Software, in whole or in part;
(e)    bypass or breach any security device, protection, or other measure used for or contained in the Software or Documentation;
(f)    remove, delete, efface, alter, obscure, translate, combine, supplement, or otherwise change any trademarks, terms of the Documentation, warranties, disclaimers, or Intellectual Property Rights, proprietary rights, or other symbols, notices, marks, or serial numbers on or relating to any copy of the Software or Documentation;
(g)    combine or integrate the Software with the Atlas Technology in any manner or for any purpose with the actual knowledge that it infringes, misappropriates, or otherwise violates any Intellectual Property Right or other right of any Person, or that violates any applicable Law;
(h)    use the Software for purposes of: (i) benchmarking or competitive analysis of the Software; or (ii) developing, using, or providing a product or service that may compete with or replace any function of the Licensor’s products and services provided hereunder; or
(i)    use the Software or Documentation other than for the Permitted Use or in any manner or for any purpose or application not expressly permitted by this Agreement.
7.    Suspension. Notwithstanding anything to the contrary in this Agreement, Licensor may suspend or otherwise prevent use of the Software, or any feature thereof, with respect to any Tractor, which may disable the Kodiak Technology and/or Tractor, for any of the following reasons: (a) Licensor reasonably determines in good faith that (i) use of the Kodiak Technology and/or Tractors is reasonably likely to result in or cause a material safety-related issue, including issues that may result from [***] as set forth in the ODD, or (ii) Licensor’s provision of, or Licensee’s use of, the Kodiak Technology is prohibited by Law; (b) Licensee uses the Kodiak Technology (i) in violation of applicable Law; (ii) outside of the Territory; (iii) not in accordance with the ODD; or (iv) for any other use other than the Permitted Use or that otherwise violates this Agreement; or (c) Licensee’s failure to pay all undisputed License Fees when due and owing following a [***] cure period; provided that such cure period shall not be invoked more than [***] in the previous [***] (any such suspension or prevention of use, a “Suspension”). Licensor will promptly provide written notice (for which email shall suffice) of any Suspension to Licensee (and where reasonably practicable under the circumstances, such notice shall be in advance of the Suspension) and to provide updates regarding resumption of Licensee’s ability to use the Software following any Suspension. Licensor will comply with Section 21.6, as applicable, and use commercially reasonable efforts to resume Licensee’s ability to use the Software as soon as reasonably possible after the event giving rise to the Suspension is cured. If Licensor complies with this section, Licensor will have no liability for any damage, liabilities, losses (including any lost profits), or any other consequences that Licensee may incur as a result of a Suspension.
8.    Delivery. Upon completion of Upfitting, Licensor shall (a) make each Tractor available for inspection and acceptance by Licensee at Licensor’s facility located in Lancaster, Texas, or at such other location as may be mutually agreed by Licensor and Licensee (of which such determination of mutually agreed to location shall be made in good faith and not unreasonably withheld), which for the avoidance of doubt may in the future be the Upfitter’s location, and (b) provide prompt written notice (for which email shall suffice) to Licensee of such availability for inspection acceptance (“Availability Notice”). Upon Licensee’s receipt of an Availability Notice, Licensee shall promptly arrange to inspect and accept the applicable Tractor as set forth in Section 9. Risk of loss of a Tractor shall shift back to Licensee upon Licensee’s acceptance of such Tractor as set forth in Section 9.
9.    Acceptance. Within [***] of Licensee’s receipt of the applicable Availability Notice, Licensee shall inspect the applicable Tractor. Licensee shall accept a Tractor if Licensee determines, in Licensee’s reasonable discretion, not to be unreasonably withheld, that, following [***]. If Licensee accepts a Tractor, then Licensee shall execute a Certificate of Acceptance of Tractor as set forth in Exhibit A; provided that Licensee shall be deemed to have accepted such Tractor if Licensee has failed to inspect such Tractor within [***] of Licensee’s receipt of the applicable Availability Notice or (ii) transports such Tractor from the premises of the location of inspection and acceptance. If Licensee rejects a Tractor, then the Parties shall cooperate in good faith to remediate the deficiencies resulting in such rejection, and promptly following remediation of such deficiencies, Licensee shall again inspect such Tractor as set forth in this Section 9. Licensee’s acceptance (including Licensee’s deemed acceptance) of a Tractor shall conclusively establish that Licensee unconditionally accepts the Tractor “as is” and subject to this Agreement; provided that such Tractor shall still be subject to the warranties set forth in this Agreement and the service level requirements in the Service Level Agreement.
10.    Decommissioning or Replacement of Tractors. If at any time Tractors will be permanently removed from autonomous use for any reason, Licensee shall provide Licensor access to remove the Kodiak Technology (except the Redundant Actuation Hardware) from such Tractor (“Decommissioning”) upon or prior to the Tractor being removed from Licensee’s autonomous fleet. Licensor will use any Hardware removed during such Decommissioning to provide maintenance services solely for other Tractors in Licensee’s Fleet, subject to Licensor’s determination, in its reasonable discretion, that such Hardware is safe, compatible, and suitable for continued use.
10.1    If a Tractor is Decommissioned solely as a result of the acts or omissions of Licensor (as between Licensee and Licensor), then [***]. Licensee shall not be obligated to [***] from the date on which such Tractor is Decommissioned until a [***] is placed in service.

Licensor shall use commercially reasonable efforts to minimize the period between Decommissioning and placement of the [***] in service.
10.2    If a Tractor is Decommissioned solely as a result of the acts or omissions of Licensee (as between Licensee and Licensor), then [***]. If a [***] is placed back into autonomous operation, then Licensee shall remain responsible for all License Fees for the entirety of the License Fee Term in accordance with Section 16.3 applicable to such Tractor, as if the Decommissioned Tractor were never taken out of service and as if the Decommissioned Tractor and the [***] are one and the same Tractor for purposes of the License Term. Licensor shall use commercially reasonable efforts to minimize the period between Decommissioning and placement of the [***] in service, but in any event, Licensee shall be responsible for [***].
10.3    Where a Decommissioning occurs by either Party, but the overall Party fault is not attributable solely to one Party or the responsibility determination is unclear or indeterminable, the Parties shall, [***].
10.4    Access to the Tractors. Upon at least [***] written notice to Licensee (for which email shall suffice), Licensee shall provide Licensor reasonable access during its ordinary business hours for the purpose of Decommissioning the Tractors.
10.5    Removal of Accessions. Licensee agrees and acknowledges that no Kodiak Technology, except the Redundant Actuation Hardware, shall be considered accessions to the Equipment. Licensor’s removal of Kodiak Technology garners no requirement or responsibility by Licensor to refurbish Equipment back to OEM specifications or original condition.
10.6    Licensor Rights. Licensor may require Decommissioning of any Tractor for any of the following reasons: [***].
For clarity, the Parties will evaluate on a case-by-case basis in good faith which of Section 10.1, Section 10.2, or Section 10.3 applies where Licensor requires Decommissioning pursuant to this section.

11.    System Integrations. Licensee shall provide Licensor access to and permit Licensor to integrate Kodiak Technology and Kodiak’s fleet and operations management systems with any systems reasonably necessary for operation of the Tractors [***]; provided that anything required by Applicable Law or in order for Licensor to perform its obligations hereunder must be provided. [***].
12.    Use of the Tractor. Licensee shall use each Tractor in the operation of Licensee’s business, solely for the Permitted Use, in accordance with the Documentation, and in compliance with all applicable Laws (including all Federal Motor Carrier Safety Regulations (“FMCSRs”) and other applicable highway safety, vehicle inspection, vehicle maintenance, traffic, road, truck size-and-weight, hazardous materials transportation, environmental, health, cargo security, and other Laws). Except as otherwise provided herein, Licensee shall, for purposes of applicable state and federal Department of Transportation regulations relating to operating authority, have exclusive possession, control, and use of, and shall assume complete responsibility for the operation of, the Tractors during the Term.
12.1    [***]
12.2    Autonomous Driving. Tractors are designed to perform autonomous driving services within the ODD, subject to the following:
(a)    [***]
(b)    Remote Viewing. Licensee acknowledges and agrees that remote viewing of the Tractors by Licensor or its Representatives shall not be deemed control or operation of the Tractors for purposes of any applicable Law. Remote viewing includes viewing real-time or past Hardware data, Software data, location data, camera footage, and other performance or usage data, and shall only be conducted by Licensor to perform its obligations under this Agreement.
12.3    Licensor Drivers. All employees or contractors of Licensor who operate the Tractors, whether manually or through use of [***], shall be considered and remain employees or contractors, respectively, of Licensor, and shall not be considered to be employees of Licensee. Licensor further agrees to indemnify, defend, and hold harmless Licensee from and against any Actions alleging that any Licensor Representatives are employees of Licensee or its Affiliates.
12.4    Modifications to Tractors. Other than ordinary course maintenance as set forth in Section 13, Licensee may not, without the Licensor’s prior written consent, (a) make alterations, additions, improvements, or other modifications to the Tractors other than cosmetic alterations, or (b) add, change, or remove any equipment (including any Hardware) that is or will be affixed to the Tractors. Without limiting the foregoing, Licensee shall not damage, remove, or deface any markings indicating sensor locations or identifying autonomous driving capability, and if any such markings are damaged, removed, or defaced, Licensee shall notify Licensee in writing promptly of such damage, removal, or defacement, upon which Licensor shall provide new marking to Licensee that Licensee shall place on the Tractor in the same manner as the previous marking. Notwithstanding any of the foregoing, the restrictions set forth in this section shall not apply to a Tractor following the expiration of its License Fee Term, provided the Kodiak Technology has been removed.
12.5    Inspections.
(a)    DOT Inspections. Licensee shall, using qualified personnel and at its sole expense, perform all necessary inspections of Tractors and related equipment, including trailers, and perform all other duties as required by and in accordance with all applicable Laws (including all FMCSRs and other applicable highway safety, vehicle inspection, vehicle maintenance, traffic, road, truck size-and-weight, hazardous materials transportation, environmental, health, cargo security, and other Laws) related to the safe operation and on-road use of the Tractors. Without limiting the foregoing, Licensee shall complete a full inspection of the kind required annually by 49 C.F.R. § 396.17 (each, a “DOT Inspection”) for each Tractor at the frequency required by applicable Law. In addition to a DOT Inspection, Licensee agrees to perform an inspection substantially similar to a DOT Inspection using its own Representatives for each Tractor at least once each year. Licensee shall represent, and Licensor shall be entitled to rely on the representation, that any necessary maintenance or repairs performed as a result of a roadside or other inspection were performed per industry standard and in a good and workmanlike manner prior to engaging any such Tractor in autonomy. Necessary maintenance and repairs due to violations resulting from a DOT Inspection or the findings of its own inspections shall be performed and completed prior to using such Tractor outside of manual mode. Notwithstanding the foregoing, at any time during the Term, Licensor may inspect the Tractors then subject to a License Fee Term following Licensor’s written request at any mutually agreed time or location.
(b)    Pre-Trip and Post-Trip Inspection. Licensee shall, using qualified personnel and at its sole expense, be required to complete pre-trip and post-trip inspections as set forth in the Documentation.
(c)    [***]
12.6    Law Enforcement Interaction. The Parties shall work together in good faith to develop a standard operating procedure for interactions between law enforcement authorities and Tractors operating [***].
12.7    Cargo.    Licensee shall be solely responsible for the loading, unloading, and securing of cargo for trailers to be attached to Tractors, including ensuring all required processes and procedures (whether required by Licensee under its internal policies and procedures, Licensee’s end-customers or applicable Law).
12.8    [***]
13.    Maintenance.
13.1    Licensee Obligations.
(a)    Tractor Maintenance and Repairs. Licensee shall, at its sole expense, maintain the Tractor in safe condition and in compliance with all applicable Laws (including Laws enforced by the United States Department of Transportation (“DOT”) and, solely to the extent that any Tractors are operated in California, the California Air Resources Board).
(b)    Maintenance of Kodiak Technology. As described in Section 13.2(b), the Parties shall work together in good faith to develop and implement a certification process within [***] of the first autonomous Tractor delivery for Licensee to inspect and maintain Kodiak Technology installed in the Tractors. Prior to implementation of such certification process, Licensor shall be responsible for performance of such inspection, calibration, and maintenance, and shall maintain and, promptly upon Licensee’s written request, provide copies of, all records of maintenance. Upon implementation of such certification process, Licensee shall be primarily responsible for performance of such inspection and maintenance, and shall maintain all records of such inspection and maintenance.

(c)    Records Management. Licensee shall maintain all inspection, maintenance, and repair records (including, but not limited to, records for inspections by Licensee, pre-trip and post-trip inspections, DOT Inspections, [***], inspections at weigh stations, roadside inspections, parts and/or labor invoices, and maintenance records) for each Tractor for a minimum of [***] from such inspection, maintenance, or repair, and Licensee agrees that prior to operation of an applicable Tractor, all necessary maintenance and repairs will be completed and performed per industry standard, in a good and workmanlike manner, and, where applicable, in accordance with any Documentation requirements, and Licensor shall be entitled to rely on the completion of such maintenance and repairs when the applicable Tractor is put into operation.

13.2    Licensor Obligations.
(a)    Tractor Access. Licensee shall provide Licensor reasonable access during its ordinary business hours for the purpose of performing maintenance of the Kodiak Technology at Licensee or Licensor facilities.
(b)    Hardware Maintenance. Licensor shall be responsible for all ordinary maintenance and repair of the Hardware for the period lasting until [***] after the Delivery Date of the first Tractor, or if the certification process described below is earlier completed then the date such certification process is put into effect. [***]. Licensee acknowledges that coverage under the manufacturer’s warranties and maintenance plans may be voided in the event that certain seals installed on the Hardware are broken, and notwithstanding Licensee’s maintenance responsibilities set forth in Section 13.1(b), Licensee shall promptly inform Licensor when the Hardware is defective or damaged and shall not attempt to repair, replace, or remove such Hardware, nor permit any adjustments or repairs to be made to such Hardware other than by Licensor, a facility affiliated with the manufacturer, or as otherwise authorized in writing by Licensor. To the extent that all or certain components of the Hardware must be removed for repair or replacement, [***].
(c)    Software Updates. During the Term, Licensor shall integrate into the Kodiak Technology for each Tractor any upgrades, New Versions, and bug fixes (including updated Documentation) (“Maintenance Releases”) that are applicable to the ODD and which meet Licensor’s applicable safety standards, as determined in Licensor’s reasonable discretion; provided that, a Maintenance Release shall not be made available to Licensee until Licensor has successfully tested it in its environment on the same version of the applicable technology. Promptly upon written notice from Licensor, Licensee shall remove any applicable Tractor from operation so that Licensor may integrate any Maintenance Releases into the Kodiak Technology for such Tractor. Licensor shall use commercially reasonable efforts to advise Licensee of scheduled Maintenance Releases in advance. Licensee acknowledges that Maintenance Releases cannot be integrated into the Kodiak Technology for any Tractor while in operation, and Licensee shall not operate, or permit the operation of, any Tractor during the integration of Maintenance Releases into the Kodiak Technology for such Tractor. Licensor shall integrate Maintenance Releases on a Tractor and shall use commercially reasonable efforts to return such Tractor to Licensee within [***] of Licensor’s removal of such Tractor from operation. Licensor will use commercially reasonable efforts to integrate Maintenance Releases during Hardware maintenance and vehicle maintenance downtime to minimize a Tractor’s removal from Licensee’s operations (Licensee shall use commercially reasonable efforts to advise Licensor of scheduled vehicle maintenance in advance, and anticipated duration of vehicle maintenance to aid Licensor in scheduling performance of the Maintenance Releases). Licensor shall promptly notify Licensee regarding any condition relating to the Kodiak Technology (including, without limitation, a virus, bug, or other technical malfunction) that is reasonably likely to result in or cause a material safety-related issue. In any such case, Licensor shall provide proposed updates to the Documentation, if necessary or appropriate.
14.    Regulatory Requirements. Each Party recognizes that the underlying purpose of this Agreement is related to motor carrier transportation services and subject to applicable Laws. Licensor and Licensee each acknowledge that it has a full and complete understanding and knowledge of the requirements of all applicable motor carrier transportation authorities. Each of Licensor and Licensee agrees, as applicable, as follows:
14.1    Licensee shall be, and at all times during the Term shall remain, registered with the Federal Motor Carrier Safety Administration (“FMCSA”) and all other regulatory agencies as required by applicable Law, and shall retain such authority necessary to cover the commodities and geographical scope of all transportation services provided by the Tractors in connection with this Agreement. Licensee represents and warrants that it has a DOT safety rating of “satisfactory” or “unrated.” Licensee shall, as soon as reasonably practicable (but no longer than [***]), notify Licensor if Licensee obtains any DOT safety rating other than “satisfactory” or “unrated” and cease all autonomous operations until the Parties have discussed and determined in good faith how to address such DOT safety rating; provided that, upon Licensee’s request, Licensor agrees to engage in any such discussions in good faith, without delay, and in a manner that supports safe resumption of autonomous operations as soon as reasonably practicable. The Parties agree that, if Licensee complies with the foregoing sentence, Licensee shall have no liability to Licensor relating to its DOT safety rating and shall not be in breach or default of this Agreement. Licensee must at all times meet FMCSA’s safety standards sufficient to operate the Tractors without FMCSA intervention or restriction pertaining to any of the safety evaluation areas measured by FMCSA’s Compliance, Safety, Accountability Program.
14.2    Each Party will share with the other Party, solely to the extent required by applicable Law or reasonably necessary to perform a Party’s obligations hereunder, in a timely manner, all applicable driver logs and supporting documents, incident information, vehicle information, accident reports, and any other information, data, documents, or reports required to comply with the requirements of any motor carrier transportation authority with jurisdiction over such other Party; provided, however, that no information subject to HIPAA or Laws related to personally identifiable information shall be provided under this Section 14.2. The Parties agree to cooperate in good faith if some or all of the requested information is privileged or confidential.
14.3    Licensor agrees to comply with all reasonable specifications provided by Licensee with regard to rules and requirements at origin, destination, and routes communicated to Licensor with which Licensor may safely comply without violating applicable Law or Licensor’s

Documentation, and without endangering the public, Licensor’s workers, and the property being transported; provided that, Licensor will promptly advise Licensee if it considers any specifications not to be reasonable.
15.    [***]
16.    Cost; Obligation to License.
16.1    License Fees. Commencing on the date of acceptance or deemed acceptance of a Tractor in accordance with Section 9 (the “Delivery Date”), Licensee shall pay Licensor [***] license fees (the “License Fees”) for such Tractor for a period lasting until [***] after the Delivery Date (the “License Fee Term”). [***].
16.2    Taxes. All License Fees and other amounts payable by Licensee under this Agreement are exclusive of taxes and similar assessments. Without limiting the foregoing, Licensee is responsible for all sales, use, and excise taxes, and any other taxes, duties, and charges of any kind imposed by any federal, state, provincial, or local governmental or regulatory authority on any amounts payable by Licensee hereunder, other than any taxes imposed on Licensor’s income.
16.3    Payment. Licensee shall pay all undisputed License Fees due and owing under this Agreement on or before the respective Delivery Date and on or before the [***] (the “Payment Date”). Licensee shall make all payments hereunder in US dollars.
16.4    Late Payment. If Licensee fails to make any undisputed payment when due and Licensor has provided [***] written notice to Licensee of such late payment (provided that such prior [***] written notice shall not be required if it has occurred more than [***] in the previous [***]), then in addition to all other remedies that may be available to Licensor:
(a)    [***];
(b)    Licensee shall reimburse Licensor for all reasonable costs incurred by Licensor in collecting any late payment of undisputed amounts due under this Agreement or related interest, including attorneys’ fees, court costs, and collection agency fees; and
(c)    [***].
16.5    No Deductions or Setoffs. All undisputed amounts payable to Licensor under this Agreement shall be paid by Licensee to Licensor in full without any setoff, recoupment, counterclaim, deduction, debit, or other withholding for any reason (other than any deduction or withholding of taxes as required by applicable Law or credits due pursuant to the Service Level Agreement).
16.6    Payment Dispute. During the Term, if Licensee in good faith disputes the amount payable to Licensor for any amounts invoiced hereunder or any SOW, Licensee must pay the amount Licensee reasonably believes is owed to Licensor, without deduction or setoff, under the terms stated on each disputed invoice and notify Licensor in writing of the details of the dispute within [***] of the invoice receipt. The Parties shall work in good faith to resolve any disputes involving invoices in accordance with Section 29.18.
17.    Confidentiality and Information Security.
17.1    Confidential Information. In connection with this Agreement, each Party (“Discloser”) may disclose or make available Confidential Information to the other Party (“Recipient”). Subject to Section 17.2 below, “Confidential Information” means: (a) any information (including any and all combinations of individual items of information) disclosed (directly or indirectly) by Discloser to Recipient pursuant to this Agreement that is in written, graphic, machine readable or other tangible form (including research, product plans, products, services, equipment, customers, markets, software, inventions, discoveries, ideas, processes, designs, drawings, formulations, specifications, product configuration information, marketing and finance documents, prototypes, samples, data sets, and equipment) and is marked “Confidential,” “Proprietary,” or in some other manner to indicate its confidential nature; (b) oral information disclosed (directly or indirectly) by Discloser to Recipient pursuant to this Agreement; provided that such information is designated as confidential at the time of its initial disclosure and reduced to a written summary by Discloser that is marked in a manner to indicate its confidential nature and delivered to Recipient within [***] after its initial disclosure; and (c) information otherwise reasonably expected to be treated in a confidential manner under the circumstances of disclosure or by the nature of the information itself [***]. Confidential Information may include information of a third party that is in the possession of Discloser and is disclosed to Recipient under this Agreement. Without limiting the foregoing: [***] the Software and Documentation are the Confidential Information of Licensor [***].
17.2    Exclusions. Confidential Information shall not include any information that: (a) was publicly known or made publicly available without a duty of confidentiality prior to the time of disclosure by Discloser to Recipient; (b) becomes publicly known or made publicly available without a duty of confidentiality after disclosure by Discloser to Recipient through no action or inaction of Recipient in breach of this Agreement; (c) is in the possession of Recipient or its Representatives without confidentiality obligations at the time of disclosure by Discloser to Recipient; (d) is obtained by Recipient or any of its Representatives from a third party without an accompanying duty of confidentiality and without a breach of such third party’s obligations of confidentiality; or (e) is or was independently developed by Recipient or its Representatives without use of or reference to Discloser’s Confidential Information; provided that any combination of individual items of information shall not be deemed to be within any of the foregoing exceptions merely because one or more of the individual items are within such exception, unless the combination as a whole is within such exception.
17.3    Protection of Confidential Information. Recipient shall during the Term and for [***] after termination or expiration of this Agreement:
(a)    not access or use Confidential Information other than as necessary to exercise its rights or perform its obligations under and in accordance with this Agreement;

(b)    except as may be permitted under the terms and conditions of Section 17.4, not disclose or permit access to Confidential Information other than to its Representatives who: (i) need to know such Confidential Information for purposes of Recipient’s exercise of its rights or performance of its obligations under and in accordance with this Agreement; (ii) have been informed of the confidential nature of the Confidential Information and Recipient’s obligations under this Section 17; and (iii) are bound by confidentiality and non-use obligations at least as protective of the Confidential Information as the terms set forth in this Section 17;
(c)    safeguard the Confidential Information from unauthorized use, access, or disclosure using at least the degree of care it uses to protect its own Confidential Information of a similar nature and in no event less than a reasonable degree of care;
(d)    promptly notify the Discloser of any unauthorized use or disclosure, or suspected unauthorized use or disclosure, of Confidential Information and use its best efforts to prevent further unauthorized use or disclosure; and
(e)    ensure its Representatives’ compliance with and be responsible and liable for any of its Representatives’ acts or omissions that would constitute a breach of this Section 17 if done by Recipient.
17.4    Notwithstanding anything to the contrary in this Agreement, Recipient’s obligations under this Section 17 shall, with respect to: (a) identities of and business operations of any customers of Licensee or its Affiliates, survive indefinitely; and (b) any Confidential Information that constitutes a trade secret under any applicable Law, continue until such time, if ever, as such Confidential Information ceases to qualify for trade secret protection under such applicable Laws, other than as a result of any act or omission of Recipient or any of its Representatives.
17.5    Compelled Disclosures. If Recipient or any of its Representatives is required by applicable Law to disclose any Confidential Information, then, to the extent permitted by applicable Law, the Recipient will: (a) promptly, and if permitted by applicable Law, prior to such disclosure, notify Discloser in writing of such requirement so that Discloser may seek a protective order or other remedy or waive compliance; and (b) provide reasonable assistance to Discloser in opposing such disclosure or seeking a protective order or other limitations on disclosure at Discloser’s cost. If Discloser waives compliance or, after providing the notice and assistance required under this 17.4, Recipient remains required by applicable Law to disclose any Confidential Information, Recipient will disclose only that portion of the Confidential Information that, on the advice of Recipient’s legal counsel, Recipient is required by applicable Law to disclose and, upon Discloser’s written request, will use commercially reasonable efforts to obtain assurances from the applicable court, tribunal, or other presiding authority that such Confidential Information will be afforded confidential treatment.
17.6    Disclosure in Connection with Due Diligence, Solicitation, or Reporting. Notwithstanding anything to the contrary in this Section 17, each Party consents to the other Party disclosing pursuant to third-party NDAs this Agreement or contents of this Agreement so long as the purpose of such disclosure is related to due diligence, solicitation, or reporting for, of, or to investors and potential investors, potential acquirers, or potential OEMs, suppliers, and other partners critical for success of this Agreement.
17.7    [***]
18.    Intellectual Property Rights.
18.1    Intellectual Property Ownership.
(a)    The Parties acknowledge and agree that:
(i)    the Kodiak Technology and Documentation are, as applicable, [***], and [***], to Licensee [***];
(ii)    Licensor and its licensors [***]; and
(iii)    Licensee hereby unconditionally and irrevocably [***], whether held or acquired by operation of law, contract, assignment, or otherwise. Licensor hereby unconditionally and irrevocably [***], whether held or acquired by operation of law, contract, assignment, or otherwise.
(b)    Subject to the license set forth in Section 18.2(b), Licensee will retain all right, title, and interest in and to any [***] (“Atlas Technology”), and in and to any other Intellectual Property Rights (i) owned or developed by or on behalf of Licensee prior to July 17, 2024 or (ii) developed by or on behalf of Licensee independent of and outside the scope of this Agreement (collectively, the “Licensee Background IP”).
(c)    Subject to [***], Licensor will retain all right, title, and interest in and to [***] (collectively, the “Licensor Background IP”).
(d)    Subject to [***] Licensor will retain all right, title, and interest to [***] (the “Licensor Foreground IP”). Subject to [***], Licensee will retain all right, title, and interest to [***] (the “Licensee Foreground IP”).
(e)    If either Party believes that any technology is jointly developed by the efforts of both Parties in the course of performance under this Agreement (such that the Parties would otherwise be joint owners of the technology under the rules of U.S. patent or U.S. copyright law, as applicable), including all Intellectual Property Rights therein (“Jointly Developed Technology & IP”) has been conceived and developed, then such Party shall provide written notice thereof to the other Party within [***] following the date on which such Party believes Jointly Developed Technology & IP was developed (the “Jointly Developed Technology & IP Notice”). The Parties shall meet pursuant to Section 29 to determine, within [***] of the written notice, whether Jointly Developed Technology & IP was in fact jointly created and, if so, the Parties shall determine [***]. For clarity, nothing in this Section 18.1(e) will affect any other provisions or obligations of a Party under this Agreement and nothing in this Section 18.1(e) will grant or otherwise convey, whether express, implied, by reason of estoppel, or otherwise, to a Party any license, title, or other right or interest with respect to any rights of the other Party that are not Jointly Developed Technology & IP.
(f)    Ownership of Data Acquired through all Uses. To the extent permitted by applicable Law and in accordance with this Agreement, [***].  Licensee shall provide such data, or access to such data, as prescribed between the Parties. Notwithstanding anything to the contrary in this Agreement, Licensor shall not share any Confidential Information of Licensee that is or is embodied by such data to any third party. Licensor agrees that certain data [***] shall be subject to the confidentiality obligations set forth in Section 17.
18.2    Licenses. Subject to the terms and conditions of this Agreement, the Parties grant the following licenses: [***].
18.3    Licensee Cooperation and Notice of Infringement. Licensee shall, during the Term:
(a)    take all industry standard practices to safeguard the Kodiak Technology and Documentation (including all copies thereof) from infringement, misappropriation, theft, misuse, unauthorized access, or other violation, including, but not limited to, those set forth in Section 17.7;
(b)    at Licensor’s expense, take all such steps as Licensor may reasonably require to assist Licensor in maintaining the validity, enforceability, and Licensor’s ownership of the Intellectual Property Rights in and to the Kodiak Technology and Documentation;
(c)    promptly notify Licensor in writing if Licensee becomes aware of: (i) any actual or suspected infringement, misappropriation, or other violation of Licensor’s Intellectual Property Rights in or to the Kodiak Technology or Documentation; or (ii) any claim that the Kodiak Technology or Documentation, including any production, use, marketing, sale, or other exploitation of the Kodiak Technology or Documentation, in whole or in part, infringes, misappropriates, or otherwise violates the Intellectual Property Rights or other rights of any Person; and
(d)    at Licensor’s sole expense, fully cooperate with and assist Licensor in all reasonable respects in the conduct of any Action by Licensor to prevent or abate any actual or threatened infringement, misappropriation, or other violation of Licensor’s rights in and to, and to resolve any Actions relating to, the Kodiak Technology or Documentation, including by requiring Licensee’s employees to testify upon Licensor’s written request and making available for discovery or trial relevant records, papers, information, samples, specimens, and other materials. The Parties agree to cooperate in good faith in the event that any such Action involves or requires sharing of information that is privileged or confidential.
This Section 18.3 shall apply equally to Licensor with respect to Licensee’s Intellectual Property Rights such that Licensee’s Intellectual Property Rights are protected pursuant to identical provisions.

18.4    No Implied Rights. Except for the rights and licenses expressly granted under this Agreement, nothing in this Agreement grants, assigns, or otherwise transfers, by implication, waiver, estoppel, or otherwise, to Licensee or any third party any Intellectual Property Rights or other right, title, or interest in or to the Kodiak Technology or Documentation. [***].
18.5    [***].
18.6    Proprietary Markings. Licensee will not alter, remove, or destroy any patent, copyright, logo, trademark, trade name, proprietary marking, confidentiality legend, serial number, other identification code, indicator of origin, or other marking placed upon or contained within the Kodiak Technology or Documentation. Licensee will not affix any other marking to the Kodiak Technology or Documentation without Licensor’s prior written consent; provided that this Section 18.6 shall not be deemed to prohibit badging or branding of Tractors by Licensee.
19.    Representations and Warranties.
19.1    Mutual Representations and Warranties. Each Party represents, warrants, and covenants to the other Party that:
(a)    it is duly organized, validly existing, and in good standing as a corporation or other entity under the Laws of the jurisdiction of its incorporation or other organization;
(b)    it has the full right, power, and authority to enter into and perform its obligations and grant the rights, licenses, and authorizations it grants and is required to grant under this Agreement;
(c)    the execution of this Agreement by its representative whose signature is set forth at the end of this Agreement has been duly authorized by all necessary corporate or organizational action of such Party; and
(d)    when executed and delivered by both Parties, this Agreement will constitute the legal, valid, and binding obligation of such Party, enforceable against such Party in accordance with its terms.
19.2    Limited Warranty. Subject to the limitations and conditions set forth in Sections 19.3 and 19.4, Licensor represents, warrants, and covenants to Licensee that during the License Fee Term of a Tractor (the “Warranty Period”):
(a)     any Hardware [***].
(b)    the Software [***];
(c)    no Maintenance Release [***];
(d)    the Kodiak Technology [***];

(e)    the Software [***].
Notwithstanding anything to the contrary herein, and without affecting Licensee’s waivers, any claim or action for breach of warranty by Licensee shall be commenced within [***] after any such cause of action accrues based on Licensee’s constructive knowledge.

19.3    Licensee Requirements. The warranties set forth in Section 19.2 apply only if Licensee: (a) notifies Licensor in writing of the breach of such warranties before or within [***] following the expiration of the applicable Warranty Period; [***]; provided that, if Licensee is in breach as of such date, the applicable warranty will continue to apply if Licensee cures. For avoidance of doubt, a breach of Licensee’s payment obligations in accordance with this Agreement shall be deemed to bear a reasonable nexus between compliance and the applicable warranty claim for the purposes of Section 19.3(d).
19.4    Exceptions. Notwithstanding anything to the contrary in this Agreement, the warranties set forth in Section 19.2 do not apply to issues to the extent arising out of or relating to: [***].
19.5    Remedial Efforts. If Licensor breaches, or is alleged to have breached, any of the warranties set forth in Section 19.2, Licensor shall reasonably promptly, at its sole option and expense, take any of the following steps to remedy such breach: [***].
Licensor will bear the shipping expense for Hardware returned to Licensor for remediation pursuant to the Limited Hardware Warranty, but will not bear shipping expenses and will return to Licensee any Hardware returned without obtaining prior authorization or otherwise not covered by the Limited Hardware Warranty. If the Parties, working together in good faith, mutually determine that the returned Hardware is not covered by the Limited Hardware Warranty, then Licensee agrees to pay for Licensor’s costs of handling and investigating the claim, repairing or replacing the Hardware (at the Agreed Hardware Value, in the case of total replacement), and all shipping charges associated with the Hardware determined not to be covered by such Limited Hardware Warranty. The remedies set forth in this Section 19.5 are Licensee’s sole remedies and Licensor’s sole liability under the limited warranty set forth in Section 19.2; which for the avoidance of doubt, does not limit Licensor’s obligations under Section 21 or the Service Level Agreement.
19.6    DISCLAIMER OF WARRANTIES.
(a)    EXCEPT FOR THE WARRANTIES SET FORTH HEREIN, ALL KODIAK TECHNOLOGY, DOCUMENTATION, AND OTHER PRODUCTS, INFORMATION, MATERIALS, AND SERVICES PROVIDED BY EITHER PARTY ARE PROVIDED “AS IS.” EACH PARTY SPECIFICALLY DISCLAIMS ALL IMPLIED OR STATUTORY WARRANTIES, INCLUDING ALL IMPLIED OR STATUTORY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, AND ALL WARRANTIES ARISING FROM COURSE OF DEALING, USAGE, OR TRADE PRACTICE. EXCEPT AS PROVIDED HEREIN, LICENSOR MAKES NO WARRANTY OF ANY KIND THAT THE KODIAK TECHNOLOGY OR

DOCUMENTATION, OR ANY PRODUCTS OR RESULTS OF THE USE THEREOF, WILL MEET LICENSEE’S OR ANY OTHER PERSONS’ REQUIREMENTS, OPERATE WITHOUT INTERRUPTION, ACHIEVE ANY INTENDED RESULT, BE COMPATIBLE OR WORK WITH ANY SOFTWARE OR OTHER SERVICES, OR BE SECURE, ACCURATE, COMPLETE, FREE OF HARMFUL CODE, OR ERROR-FREE. EXCEPT AS OTHERWISE SET FORTH HEREIN, WITHOUT LIMITING THE FOREGOING, LICENSEE MAKES NO WARRANTY OF ANY KIND THAT THE ATLAS TECHNOLOGY OR DATA PROVIDED UNDER THIS AGREEMENT TO LICENSOR WILL BE SECURE, ACCURATE, COMPLETE, FREE OF HARMFUL CODE, OR ERROR-FREE.
(b)    EQUIPMENT. LICENSOR, NOT BEING THE MANUFACTURER OR THE VENDOR OF THE EQUIPMENT, DISCLAIMS ALL EXPRESS, IMPLIED, AND STATUTORY REPRESENTATIONS AND WARRANTIES OF ANY KIND OR AS TO ANY MATTER WHATSOEVER SOLELY RELATING TO THE EQUIPMENT, INCLUDING, WITHOUT LIMITATION, THE DESIGN OR CONDITION OF THE EQUIPMENT, ANY PATENT OR LATENT DEFECTS, THE MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE EQUIPMENT, OR THE CAPACITY OR DURABILITY OF THE EQUIPMENT, OR THE QUALITY OF THE MATERIAL OR WORKMANSHIP OR CONFORMITY OF THE EQUIPMENT TO THE PROVISIONS AND SPECIFICATIONS OF ANY PURCHASE ORDER, OR, EXCEPT TO THE EXTENT ARISING FROM THE INTERACTION WITH THE KODIAK TECHNOLOGY, ANY PATENT INFRINGEMENT RELATED TO THE EQUIPMENT.
20.    Insurance.
20.1    Licensee Required Insurance Coverages. Licensee warrants to Licensor that it shall, prior to the delivery of any Tractors hereunder, at its sole cost and expense, at all times during the Term have and maintain in full force and effect for any and all Tractors subject to this Agreement, insurance meeting the following criteria. Notwithstanding the foregoing, the Parties may agree to increased insurance limitations in accordance with the terms of future SOWs. [***]:
(a)    Licensee shall maintain all risks property insurance, including coverage for physical loss or damage, that will provide coverage to Licensee at all times with a policy limit of at least [***].
(b)    Licensee shall maintain [***] which shall provide coverage to Licensee whenever the Tractor is being operated for any reason, in a combined single limit of not less than [***] or such greater limit as required by applicable Law, [***]. This insurance coverage shall [***]. Licensee may satisfy this obligation by providing proof of a combination of: [***].
(c)    Licensee shall maintain [***] in the amount of not less than [***] per occurrence. [***];
(d)    Licensee shall maintain [***] as well as [***] in an amount no less than as required by state, federal provincial, or other applicable Law;

(e)    Licensee shall maintain [***] in the amount not less than [***];
(f)    Licensee shall maintain [***] in an amount no less than [***]; provided that: (i) before the [***] Tractor is delivered, Licensee shall maintain such insurance in an amount no less than [***]; and (ii) before the [***] Tractor is delivered, Licensee shall maintain such insurance in an amount no less than [***];
(g)    Licensee shall maintain [***] in an amount no less than [***] per occurrence;
(h)    Licensee shall maintain [***] in an amount no less than [***] per claim; provided that, (i) before the [***] Tractor is delivered, Licensee shall maintain such insurance in an amount no less than [***] per claim; and (ii) before the [***] Tractor is delivered, Licensee shall maintain such insurance in an amount no less than [***] per claim; and
(i)    In addition to the insurance coverages required under this Agreement, it is solely Licensee’s responsibility to procure, carry, and maintain any other insurance coverage that Licensee may desire for the Tractors or for Licensee’s other needs.
(j)    Requirements Applicable to All of Licensee’s Insurance Coverages. Licensee will furnish to Licensor written certificates (and copies of policies if reasonably requested) obtained from Licensee’s insurance carrier(s) showing that all insurance coverages required above have been procured from insurance carriers rated at least “A-” by A.M. Best (or of equivalent financial strength in the commercially reasonable judgment of Licensor), that the coverages are being properly maintained, and that the premiums thereof are paid. Each insurance certificate shall specify the name of the insurance carrier, the policy number, the expiration date, and list Licensor as additional insured with primary coverage (as applicable). Licensee agrees to provide, or cause its insurance carrier to provide, written notice of cancellation or modification of a policy to Licensor at least [***] prior to such cancellation or modification.
20.2    Licensor Required Insurance Coverages. Licensor warrants to Licensee it shall, prior to the delivery of any Tractors hereunder, at its sole cost and expense, at all times during the Term have and maintain in full force and effect meeting the following criteria. Notwithstanding the foregoing, the Parties may agree to increased insurance limitations in accordance with the terms of future SOWs. To the extent permitted by applicable Law, [***]:
(a)    Licensor shall maintain [***] that will provide coverage to Licensee at all times with a policy limit of at least [***] per occurrence;
(b)    Licensor shall maintain [***] which shall provide coverage to Licensee [***];
(c)    Licensor shall maintain [***] in the amount of not less than [***] per occurrence;

(d)    Licensor shall maintain [***] as well as [***] at statutory limits and in any event in an amount no less than as required by state, federal, provincial, or other applicable Law;
(e)    Licensor shall maintain [***] in the amount not less than [***];
(f)    Licensor shall maintain [***] coverage in an amount no less than [***];
(g)    Licensor shall maintain [***] in an amount no less than [***] per claim; provided that: (i) before the [***] Tractor is delivered, Licensor shall maintain such insurance in an amount no less than [***] per claim; and (ii) before the [***] Tractor is delivered, Licensor shall maintain such insurance in an amount no less than [***] per claim;
(h)    Licensor shall maintain [***] with no cybersecurity exclusion in an amount no less than [***]; provided that: (i) before the [***] Tractor is delivered, Licensor shall maintain such insurance in an amount no less than [***] per claim; and (ii) before the [***] Tractor is delivered, Licensor shall maintain such insurance in an amount no less than [***] per claim; and
(i)    Licensor shall maintain [***] in an amount no less than [***].
(j)    In addition to the insurance coverages required under this Agreement, it is solely Licensor’s responsibility to procure, carry, and maintain any other insurance coverage that Licensor may desire for the Tractors or for Licensor’s other needs.
(k)    Requirements Applicable to All of Licensor’s Insurance Coverages. Licensor will furnish to Licensee written certificates obtained from Licensor’s insurance carrier(s) showing that all insurance coverages required above have been procured from insurance carriers rated at least “A-” by A.M. Best (or of equivalent financial strength in the commercially reasonable judgment of Licensee), that the coverages are being properly maintained, and that the premiums thereof are paid. Each insurance certificate shall specify the name of the insurance carrier, the policy number, the expiration date, and where allowed list Licensee as additional insured. Licensor agrees to provide, or cause its insurance carrier to provide, written notice of cancellation or modification of a policy to Licensee at least [***] prior to such cancellation or modification.
21.    Indemnification.
21.1    Licensor Indemnification.
(a)    Except to the extent caused by the negligence or willful misconduct of Licensee, Licensor shall defend, indemnify, and hold harmless Licensee, Licensee’s Affiliates, any customer of Licensee, and its and their respective directors, officers, managers, members, employees, suppliers, representatives, agents, assigns, and insurers (each a “Licensee Indemnitee”) from and against any and all Losses incurred by such Licensee Indemnitee resulting from any Action by a third party, to the extent such Actions arise from or are caused by: [***]
(b)    Notwithstanding the foregoing, Licensor has no obligations under this Section 21.1 to the extent that any Actions by a third party or alleged third-party Losses arise from: [***].
21.2    Licensee Indemnification.
(a)    Except to the extent caused by Licensor’s negligence or willful misconduct, Licensee shall indemnify, defend, and hold harmless Licensor and its Affiliates, and each of its and their respective directors, officers, managers, members, employees, suppliers, representatives, agents, assigns, and insurers (each, a “Licensor Indemnitee”) from and against any and all third-party Losses incurred by such Licensor Indemnitee resulting from any Action by a third party, to the extent such Actions arise from or are caused by: [***].
(b)    Notwithstanding the foregoing, Licensee has no obligations under this Section 21.2 to the extent that any Actions by a third party or alleged third party Losses arise from: [***].
21.3    Proportionate Liability. In the event of a third-party Action or Loss for which each Party has an indemnification obligation under this Agreement, each Party shall be responsible for indemnifying up to a share of the total liability in any Action or Loss in proportion to its respective fault. The Licensor Indemnitees and Licensee Indemnitees shall be entitled to a proportionate share of their respective liability in any Action or Loss.

21.4    Indemnification Term. All indemnification obligations of either Party shall continue [***]. The obligation of the Parties described above shall not be limited in any way by insurance or any limitation on the amount or type of damages, compensation or benefits payable by or for the Indemnitor under workers’ or workmen’s compensation acts, disability benefit acts, or other employee benefit acts.
21.5    Indemnification Procedure. Each Party shall promptly notify the other Party in writing of any Action for which such Party believes it is entitled to be indemnified pursuant to Section 21.1 or Section 21.2. The Party seeking indemnification (the “Indemnitee”) shall cooperate with the other Party (the “Indemnitor”) at the Indemnitor’s sole cost and expense. The Indemnitor shall promptly assume control of the defense and investigation of such Action and shall employ counsel to handle and defend the same, such counsel to be reasonably agreeable to both Indemnitee and Indemnitor, at the Indemnitor’s sole cost and expense. The Indemnitee may participate in and observe the proceedings at its own cost and expense with counsel of its own choosing. The Indemnitor shall not settle any Action without the Indemnitee’s consent, which shall not be unreasonably withheld or delayed.
21.6    Mitigation. [***]

21.7    Sole Remedy. THIS SECTION 21 SETS FORTH EACH OF LICENSOR’S AND LICENSEE’S SOLE REMEDIES WITH REGARD TO THIRD-PARTY LOSSES OR DAMAGES RELATED TO, ARISING OUT OF, OR CAUSED BY THE KODIAK TECHNOLOGY, AND EACH OF LICENSEE’S AND LICENSOR’S SOLE LIABILITY AND OBLIGATION FOR ANY ACTUAL, THREATENED, OR ALLEGED CLAIMS THAT THE SOFTWARE OR DOCUMENTATION OR ANY SUBJECT MATTER OF THIS AGREEMENT INFRINGES, MISAPPROPRIATES, OR OTHERWISE VIOLATES ANY INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY.
22.    Actions Where a Party Is Not Involved. The Parties may, in the future, together or individually, become a party to a legal action or become identified as a potentially responsible party in connection with a matter that may result in litigation related to this Agreement. The Parties have certain substantially similar interests and recognize that certain mutually beneficial activities might be undertaken with regard to responding to allegations that have been, or may be, asserted against them relating to this Agreement (hereafter “Covered Matters”). The Parties may, with the purpose of assisting in any common defense or investigation of allegations made against them, engage in communications or elect to disclose or transmit to each other otherwise privileged, confidential or proprietary communications, information, or documents; mental impressions; investigative information; memoranda; interview reports; expert reports; and other privileged, confidential, proprietary or otherwise protected communications, information, or documents relating to the Covered Matters (the “Covered Materials”) that may be protected from disclosure to adverse or other Parties as a result of the attorney-client privilege, the work-product privilege, the joint defense doctrine, the common interest doctrine and/or other applicable privileges, rights, or rules and desire that such Covered Materials shall remain privileged and confidential or otherwise protected from disclosure. The Parties recognize and agree that Covered Materials voluntarily exchanged among the Parties are covered by the “Joint Defense Doctrine” and/or the “Common Interest Doctrine.” All Covered Materials previously exchanged among the Parties are subject to this Section 22. This Section 22 is subject to confidentiality provisions in Section 17. Further, each Party shall have the right, but not the obligation, to observe and/or participate in any Action where such Party is not a named party nor a Indemnitor or Indemnitee, and involves the Tractors in any way subject to the same rights above at such Party’s sole cost and expense. The Parties hereby agree that such right shall not create a conflict, limit the procedure or arguments for the other Party, nor threaten such Party’s confidentiality, attorney client privilege or other similar rights, and shall be considered covered by the “Joint Defense Doctrine” and/or the “Common Interest Doctrine.” Each Party understands and acknowledges that it is represented exclusively by its own counsel in the matters and that this Section 22 does not and will not create any attorney-client relationship with counsel for any other Party. This right is not tied to indemnification of a Licensee Indemnitee or Licensor Indemnitee.
23.    Liability for [***].
23.1    Liability. Licensee shall [***]. To the extent the Loss is caused by the Kodiak Technology or Licensor or its Representatives, Licensor shall be liable to Licensee for [***]. Licensor shall not be liable or responsible for any reason for Loss associated [***]. To the extent

Licensor is liable to Licensee for Loss, Licensor shall reasonably promptly, at Licensor’s option, either:
(a)    Pay for the Loss amount, equal to the [***]; provided that, in the event of a partial Loss, the Parties shall work together in good faith to determine a reasonable payment amount; or
(b)    [***].
23.2    [***]
23.3    Cargo Liability. Subject to the terms of this Agreement, and solely to the extent the loss or damage is caused by the Kodiak Technology, Licensor shall [***], occurring while in the care, custody, or control of Licensor up to a maximum liability of maximum of [***], unless Licensor expressly agrees in writing to [***]. Licensor shall not be liable for any loss or damage to [***].
24.    Limitations of Liability.
24.1    EXCLUSION OF DAMAGES. EXCEPT AS OTHERWISE SET FORTH IN SECTION 24.3, IN NO EVENT WILL EITHER PARTY, OR ANY OF ITS LICENSORS, SERVICE PROVIDERS, OR SUPPLIERS, BE LIABLE UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ITS SUBJECT MATTER UNDER ANY LEGAL OR EQUITABLE THEORY, INCLUDING BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, AND OTHERWISE, FOR ANY (a) INCREASED COSTS, DIMINUTION IN VALUE OR LOST BUSINESS, PRODUCTION, REVENUES, OR PROFITS, (b) LOSS OF GOODWILL OR REPUTATION, (c) USE, INABILITY TO USE, LOSS, INTERRUPTION, DELAY, OR RECOVERY OF ANY KODIAK TECHNOLOGY, ATLAS TECHNOLOGY, OR OPEN SOURCE COMPONENTS OR OTHER THIRD-PARTY MATERIALS, (d) LOSS, DAMAGE, CORRUPTION, OR RECOVERY OF DATA, OR BREACH OF DATA OR SYSTEM SECURITY, OR (e) CONSEQUENTIAL, INCIDENTAL, INDIRECT, EXEMPLARY, SPECIAL, ENHANCED, OR PUNITIVE DAMAGES, IN EACH CASE REGARDLESS OF WHETHER SUCH PERSONS WERE ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES OR SUCH LOSSES OR DAMAGES WERE OTHERWISE FORESEEABLE, AND NOTWITHSTANDING THE FAILURE OF ANY AGREED OR OTHER REMEDY OF ITS ESSENTIAL PURPOSE.
24.2    CAP ON MONETARY LIABILITY. EXCEPT AS EXPRESSLY OTHERWISE PROVIDED IN SECTION 24.3, THE COLLECTIVE AGGREGATE LIABILITY OF EACH PARTY AND ITS LICENSORS TO THE OTHER PARTY, ARISING OUT OF OR RELATED TO THIS AGREEMENT, WHETHER ARISING UNDER OR RELATED TO BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, OR ANY OTHER LEGAL OR EQUITABLE THEORY, SHALL BE UP TO BUT NOT EXCEED THE GREATER OF THE TOTAL AMOUNTS OF LICENSE FEES PAID UNDER THIS AGREEMENT IN THE [***] PERIOD PRECEDING THE EVENT GIVING RISE TO THE

CLAIM OR [***]. THE FOREGOING LIMITATIONS APPLY EVEN IF ANY REMEDY FAILS OF ITS ESSENTIAL PURPOSE.
24.3    Exceptions. The exclusions and limitations in Sections 24.1 and 24.2 do not apply with respect to breach of Sections 17.1-17.6; 18; either Party’s obligations under Sections 20-21; the obligations set forth in the Service Level Agreement; or in the case of a Party’s gross negligence, willful misconduct, or fraud. Further, the exclusions in 24.1 and 24.2 do not apply with respect to breach of Section 17.7; instead, breach of such section shall be subject to a limitation of liability up to the greater of: (a) [***] or (b) the amount of cyber insurance coverage the breaching Party is contractually required to maintain at the time of the applicable breach.
25.    [***]. Until such time as Licensor has provided Availability Notices to Licensee for [***].
26.    Non-Exclusivity. [***], Licensor and Licensee agree that this is a non-exclusive agreement and that Licensee may utilize other transportation service providers to fulfill its transportation needs and/or its customers’. [***], Licensor may provide the Kodiak Technology to other transportation services providers.
27.    Pre-production Services. The Parties may agree in the future to collaborate and potentially use a Pre-Production Version. Licensor may, from time to time, offer access to services that are classified as a pre-production version, which means Licensor is testing and learning from versions that are pre-production and/or pre-release (“Pre-production Version”), which for the avoidance of doubt shall not include Software relating to autonomous driving. Licensor will not make available any Pre-Production Version prior to obtaining the written consent of Licensee’s General Counsel to do so. Access to and use of Pre-production Versions may be subject to additional agreements. Licensor makes no representations that a Pre-production Version will ever be made generally available and reserves the right to discontinue or modify a Pre-production Version at any time without notice. Pre-production Versions are provided as-is, may contain bugs, errors, or other defects, and Licensee’s use of a Pre-production Version is at its sole risk. Licensor can terminate or disable Licensee’s use of the Pre-production Version at any time. Likewise, Licensee may decide to stop using the Pre-production Version at any time. Licensor may remove Licensee’s access to features of the Pre-production Version at any time. Licensee understands that Licensor is not responsible for any issues, problems, or damages arising out of or caused by the Pre-production Version, except to the extent such causes property damage or personal injury during operation of the Tractor by Licensor. Licensor has no obligation to provide any kind of support for the Pre-production Version.
28.    Term and Termination.
28.1    Term. The term of the Existing Master Services Agreement commenced on July 17, 2024, and, from and after the Effective Date, this Agreement amends, restates, and continues such term for so long as any Tractors are active under this Agreement, unless terminated earlier as set forth in Section 28.2 (the “Term”). With respect to each Tractor, the Hardware License and Software License applicable to such Tractor each have a term of [***] that commences on the Delivery Date, unless terminated earlier as set forth in Section 28.2.

28.2    Termination. This Agreement may be terminated at any time:
(a)    by Licensor, effective on written notice to Licensee, if Licensee fails to pay any undisputed amount when due under this Agreement, where such failure continues more than [***] after Licensor’s delivery of written notice thereof (“Payment Failure”);
(b)    by Licensor, immediately on written notice to Licensee if [***] or more Payment Failures occur in any [***] period;
(c)    by Licensee, effective on [***] if Licensor fails to complete all milestones set forth in Exhibit C by such date;
(d)    by Licensee, effective [***] following written notice by Licensee that Licensor failed to complete Upfitting within [***] of when Licensee made the applicable Equipment available for Upfitting, provided Licensor has not cured such failure during the [***] period;
(e)    By Licensee, effective [***] following written notice to Licensor of failure to comply with the Service Level Agreement for a minimum of [***] in any [***] period and Licensor is not able to cure non-compliance within [***] after such notice [***];
(f)    by either Party, effective on written notice to the other Party, if the other Party materially breaches this Agreement or any SOW and such breach: (i) is incapable of cure; or (ii) being capable of cure, remains uncured [***] after the non-breaching Party provides the breaching Party with written notice of such breach; and
(g)    by either Party, effective immediately, if the other Party: (i) is dissolved or liquidated or takes any corporate action for such purpose; (ii) becomes insolvent or is generally unable to pay its debts as they become due; (iii) becomes the subject of any voluntary or involuntary bankruptcy proceeding under any domestic or foreign bankruptcy or insolvency Law; (iv) makes or seeks to make a general assignment for the benefit of its creditors; or (v) applies for, or consents to, the appointment of a trustee, receiver or custodian for a substantial part of its property.
28.3    Effect of Termination or Expiration.
(a)    Except for termination due to Licensee’s breach of the Agreement, Licensor shall (i) provide reasonable cooperation and assistance to Licensee upon Licensee’s written request and at Licensee’s expense, in transitioning to an alternate service provider; and (ii) on a pro rata basis, repay all License Fees and other charges paid in advance for any portion of the License Fee Term occurring after the date of termination or expiration or Services which have not been provided.
(b)    On the expiration or earlier termination of this Agreement:

(i)    Except for as otherwise stated herein and as granted in Section 18.2(a), all rights, licenses, and authorizations granted to Licensee hereunder will immediately terminate, and Licensee will [***];
(ii)    Except for as otherwise stated herein and as granted in Section 18.2(b), all rights, licenses, and authorizations granted to Licensor hereunder will immediately terminate, and Licensor will (A) immediately cease all use of and other activities with respect to the Atlas Technology; (B) within [***] deliver to Licensee or, at Licensee’s option, destroy, and permanently erase from all devices and systems Licensor directly or indirectly controls, Licensee’s Confidential Information (except for Jointly Developed Technology & IP or any overlapping Licensor Confidential Information), including all documents, files, and tangible materials (and any partial and complete copies) containing, reflecting, incorporating, or based on any of the foregoing, whether or not modified or merged into other materials; and (C) certify to Licensee in a signed written instrument that it has complied with the requirements of this Section 28.3(b)(ii); and
(iii)    all undisputed amounts that are due and payable by Licensee of any kind under this Agreement as of the effective date of expiration or termination of this Agreement are immediately payable and due no later than [***] after the effective date of the expiration or termination of this Agreement. For avoidance of doubt, with respect to License Fees, Licensee shall be responsible for only the prorated amount of License Fee based on the amount of time elapsed in the applicable License Fee Term as of the date of expiration or termination. Licensor shall provide notice to Licensee of any remaining credits as of the date of expiration or termination of the Agreement, and Licensee may offset its final payment accordingly (or, if Licensee chooses not to offset for any reason, Licensor shall promptly pay to Licensee an amount equal to the credits due as of the date of expiration or termination).
28.4    Surviving Terms. The provisions set forth in the following sections, and any other right, obligation, or provision under this Agreement that, by its nature, should survive termination or expiration of this Agreement, will survive any expiration or termination of this Agreement: this Section 28.4 and Sections 1, 3.1, 5, 6, 17, 18, 21, 22, 24, 26, 28.3, and 29.
29.    Miscellaneous.
29.1    Further Assurances. Each Party agrees to promptly execute and deliver to the other Party such further documents and assurances, and take such further action as the other Party may from time to time reasonably request, in order to more effectively carry out the purpose of this Agreement and to protect the rights and remedies of the requesting Party hereunder, including without limitation, the execution and delivery of financing statements under the UCC and appropriate consents and waivers from lienholders, landlords, and mortgagees. Each Party authorizes the other Party to sign and execute any and all necessary forms to protect such Party’s rights and remedies, including, but not limited to insurance claims, financing statements under the UCC, and appropriate consents and waivers.
29.2    Parent Guaranty. Licensee is a subsidiary of Atlas Sand Company, LLC (the “Parent”). Licensor agrees to enter into this Agreement with Licensee, provided Parent is a guarantor of Licensee’s payment obligations hereunder. Licensee shall cause Parent to enter into that certain Parent Guaranty, the form of which is attached hereto as Exhibit G, dated as of the date hereof, in favor of Licensor, pursuant to which Parent shall guaranty Licensee’s payment obligations under this Agreement subject to and in accordance with the terms and conditions thereof. The Parties acknowledge that the Parent Guaranty (as defined in Section 29.8(b)) has been executed prior to the Effective Date and remains in effect.
29.3    Relationship of the Parties. The relationship between the Parties is that of independent contractors. Nothing contained in this Agreement will be construed as creating any agency, partnership, joint venture, or other form of joint enterprise, employment, or fiduciary relationship between the Parties, and neither Party shall have authority to contract for or bind the other Party in any manner whatsoever.
29.4    Public Announcements. Within [***] following July 17, 2024, the Parties will work together in good faith on a mutually agreeable press release and to create videos and other marketing materials showcasing their work together, also to be mutually agreeable, and each Party may post such materials on their websites and social media pages and use in public relations, media relations, digital marketing and social media channels as desired. The Parties, in close cooperation, shall mutually decide the content, format, and timing of such materials and public announcements relating to the Parties’ work together, provided, however, that such announcement shall occur no later than [***] following July 17, 2024. The Parties agree to cooperate promptly and in good faith if a Party may be legally required, pursuant to the rules and regulations of the U.S. Securities and Exchange Commission or of any stock exchange or trading system, to make any press release, public announcement, filing or other communication relating to this Agreement or the transactions contemplated hereby. Each Party agrees that any information provided pursuant to the preceding sentence shall, as of the date of such public statement, filing or communication, be true and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. In the event of any disagreement between the Parties relating to any legally required public statement, filing or communication to be made by Licensee, the position of Licensee, following good faith consultation with Licensee’s legal counsel, shall prevail. Notwithstanding the foregoing, each Party shall have the opportunity to review, comment on and approve such public announcements and marketing materials, such review and approval not to be unreasonably withheld or delayed.
29.5    Notices. Except as otherwise expressly set forth in this Agreement, any notice, request, consent, claim, demand, waiver, or other communication under this Agreement have legal effect only if in writing and addressed to a Party as follows (or to such other address or such other person that such addressee Party may designate from time to time in accordance with this Section 29.5):

If to Licensor:	Kodiak Robotics, Inc. 1049 Terra Bella Ave. Mountain View, CA 94043 Email: [***] Attention: Legal Department
If to Licensee:	Fountainhead Logistics, LLC [***] Email: [***] Attention: Legal Department Invoices to [***]
Notices sent in accordance with this Section 29.5 will be deemed effectively given: (a) when delivered, if delivered by hand, with signed confirmation of delivery; (b) when delivered, if sent by a nationally recognized overnight courier, signature required; (c) when sent, if by facsimile or email (with confirmation of transmission), if sent during the addressee’s normal business hours, and on the next Business Day, if sent after the addressee’s normal business hours; and (d) on the third day after the date mailed by certified or registered mail, return receipt requested, postage prepaid.
For avoidance of doubt, where the Agreement provides that email shall suffice for a particular notice, if the notifying Party uses email for the notice, the notifying Party shall send the applicable notice to the other Party’s email address identified above (or to such other email address that such addressee Party may designate from time to time in accordance with this Section 29.5).
29.6    Interpretation. For purposes of this Agreement: (a) the words “include,” “includes,” and “including” are deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; (c) the words “herein,” “hereof,” “hereby,” “hereto,” and “hereunder” refer to this Agreement as a whole; (d) words denoting the singular have a comparable meaning when used in the plural, and vice versa; and (e) words denoting any gender include all genders. Unless the context otherwise requires, references in this Agreement: (i) to sections, exhibits, schedules, attachments, and appendices mean the sections of, and exhibits, schedules, attachments, and appendices attached to this Agreement; (ii) to an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof; and (iii) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. The Parties intend this Agreement to be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting an instrument or causing any instrument to be drafted. The exhibits, schedules, attachments, and appendices referred to herein are an integral part of this Agreement to the same extent as if they were set forth verbatim herein.

29.7    Headings. The headings in this Agreement are for reference only and do not affect the interpretation of this Agreement.
29.8    Entire Agreement.
(a)    This Agreement, together with any other documents incorporated herein by reference, constitutes the sole and entire agreement of the Parties with respect to the subject matter of this Agreement and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter; provided that, for the avoidance of doubt, the Parties intend for the Existing Agreements to be unaffected by this Agreement and to remain in full force and effect in accordance with their terms. In the event of any inconsistency between the statements made in the body of this Agreement, the related exhibits, schedules, attachments, and appendices (other than an exception expressly set forth as such therein) and any other documents incorporated herein by reference, the following order of precedence governs: (a) first, this Agreement, excluding its exhibits, schedules, attachments, and appendices; (b) second, the exhibits, schedules, attachments, and appendices to this Agreement as of the Effective Date; and (c) third, any other documents incorporated herein by reference. For avoidance of doubt, Existing Agreements shall not have any effect on this Agreement, or the rights, obligations, or remedies herein.
(b)    Notwithstanding anything to the contrary in Section 29.8(a), the Parties acknowledge and agree that the following agreements, statements of work, consents, guaranties, supplements, and other ancillary documents entered into in connection with or relating to the Existing Master Services Agreement are preserved as set forth in this Section 29.8(b): (i) that certain Parent Guaranty Agreement, dated as of July 17, 2024, made by Atlas Sand Company, LLC in favor and for the benefit of Kodiak Robotics, Inc. (the “Parent Guaranty”); (ii) that certain Consent, made by and between Licensor and Licensee, regarding Fountainhead Equipment Leasing, LLC and related matters, dated to be effective as of December 16, 2024; (iii) that certain Supplement to Master Services Agreement, made by and between Licensor and Licensee, dated to be effective as of December 8, 2024; and (iv) each statement of work issued under the Existing Master Services Agreement (collectively, the “Preserved Ancillary Documents”). The Preserved Ancillary Documents remain in full force and effect in accordance with their respective terms, and each statement of work that so remains in effect shall be deemed to be a SOW issued under, and governed by, this Agreement.

29.9    Assignment. Neither Party to this Agreement shall assign or transfer its obligations hereunder or any interest herein without the prior express written consent of the other Party, except that either Party may assign this Agreement without the other Party’s consent in the event it is involved in a merger, acquisition, sale of all or substantially all of its assets, reorganization, or other change of control transaction, in each case, encompassing the assets or business related to this Agreement. No assignment, delegation, or transfer will relieve a Party of any of its obligations or performance under this Agreement. Any purported assignment, delegation, or transfer in violation of this Section 29.9 is void. This Agreement is binding on and inures to the benefit of the Parties hereto and their respective successors and permitted assigns.

29.10    Waiver. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set out in writing and signed by the Party so waiving. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach, or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.
29.11    Export Regulation. The Software may be subject to US export control laws, including the US Export Control Reform Act and its associated regulations. Each Party will not, directly or indirectly, export, re-export, or release the Software to, or make the Software accessible from, any country, jurisdiction or Person to which export, re-export, or release is prohibited by applicable Law. Each Party will comply with all applicable Laws and complete all required undertakings (including obtaining any necessary export license or other governmental approval) prior to exporting, re-exporting, releasing, or otherwise making the Software available outside the US.
29.12    US Government Rights. Each of the Documentation and the software components that constitute the Software is a “commercial product” as that term is defined at 48 C.F.R. 2.101, consisting of “commercial computer software” and “commercial computer software documentation” as such terms are used in 48 C.F.R. 12.212. Accordingly, if Licensee is an agency of the US Government or any contractor therefor, Licensee only receives those rights with respect to the Software and Documentation as are granted to all other end users under license, in accordance with (a) 48 C.F.R. §227.7201 through 48 C.F.R. §227.7204, with respect to the Department of Defense and their contractors, or (b) 48 C.F.R. §12.212, with respect to all other US Government licensees and their contractors.
29.13    Force Majeure.
(a)    No Breach or Default. In no event will either Party be liable or responsible to the other Party, or be deemed to have defaulted under or breached this Agreement, for any failure or delay in fulfilling or performing any term of this Agreement (except for any obligations to make payments), when and to the extent such failure or delay: (A) is caused by any circumstances beyond such Party’s reasonable control; (B) did not exist as of the date the applicable obligation became effective (whether the date of this Agreement or the date of the SOW, as applicable); and (C) is not related to or resulting from the affecting Party’s negligence or breach of the Agreement (a “Force Majeure Event”), including (i) acts of God; (ii) flood, fire, earthquake, other natural disasters, epidemic, pandemic, or explosion; (iii) war, invasion, hostilities (whether war is declared or not), terrorist threats or acts, riot or other civil unrest; (iv) changes in applicable Law; (v) embargoes or blockades in effect on or after the date of this Agreement; and (vi) national or regional emergency.
(b)    Affected Party Obligations. In the event of any failure or delay caused by a Force Majeure Event, the affected Party will give prompt written notice to the other Party stating the period of time the occurrence is expected to continue and use commercially reasonable efforts to end the failure or delay and minimize the effects of such Force Majeure Event.
(c)    Supply Chain Delays. To the extent Licensor is delayed in delivering Tractors or performing services due to events listed in Section 29.13(a), Licensor agrees to allocate a pro rata portion of Licensor’s then-existing production during the Force Majeure Event based on the then existing definitive orders (and in the case of Licensee, all then effective SOWs)_of vehicles with Kodiak Technology across all Licensor customers.
29.14    No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or will confer on any other Person any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.
29.15    Amendment and Modification. No amendment to or modification of this Agreement, any SOW, or the Documentation applicable to a SOW is effective unless it is in writing and signed by an authorized representative of each Party.
29.16    Severability. If any provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. On such determination that any term or other provision is invalid, illegal, or unenforceable, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.
29.17    Governing Law; Submission to Jurisdiction. This Agreement is governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule that would require or permit the application of the laws of any jurisdiction other than those of the State of New York. Any legal suit, action, or proceeding arising out of or related to this Agreement or the licenses granted hereunder that is not resolved pursuant to Section 29.18 will be instituted in the federal courts of the United States or the courts of the State of New York, and each Party irrevocably submits to the jurisdiction of such courts in any such suit, action, or proceeding. Service of process, summons, notice, or other document by mail to such Party’s address set forth herein will be effective service of process for any suit, action, or other proceeding brought in any such court.
29.18    Dispute Resolution.
(a)    The Parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiation between executives who have authority to settle the controversy and who are at a higher level of management than the persons with direct responsibility for administration of this Agreement. Any Party may give the other Party written notice of any dispute not resolved in the normal course of business. Within [***] after delivery of the notice, the receiving Party shall submit to the other a written response. The notice and response shall include with reasonable particularity (i) a statement of each Party’s position and a summary of arguments supporting that position, and (ii) the name and title of the executive who will represent that Party and of any other person who will accompany the executive. Within [***] after delivery of the notice, the executives of both Parties shall meet at a mutually acceptable time and place.
(b)    Unless otherwise agreed in writing by the Parties, the above-described negotiation shall end at the close of the first meeting of executives described above (“First Meeting”). Such closure shall not preclude continuing or later negotiations, if desired.
(c)    All offers, promises, conduct and statements, whether oral or written, made in the course of dispute resolution negotiations by any of the parties, their agents, employees, experts, and attorneys are confidential, privileged and inadmissible for any purpose, including impeachment, in arbitration or other proceeding involving the Parties, provided that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the negotiation.
(d)    If the dispute has not been resolved by negotiation in accordance with clause (a) above, then the Parties shall proceed to mediation unless the Parties at the time of the dispute agree to a different timeframe. A “Notice of Mediation” shall be served, signifying that the negotiation was not successful and to commence the mediation process. The Parties shall agree on a mediator; however, if they cannot agree within [***], then the Parties agree JAMS shall appoint a mediator. The mediation session shall be held within [***] of the retention of the mediator, and last for at least one full mediation day, before any Party has the option to withdraw from the process. The Parties may agree to continue the mediation process beyond one day, until there is a settlement agreement, or one Party or the mediator states that there is no reason to continue because of an impasse that cannot be overcome and sends a “notice of termination of mediation.” All reasonable efforts will be made to complete the mediation within [***] of the first mediation session.
(e)    All applicable statutes of limitation and defenses based upon the passage of time shall be tolled while the procedures specified in clauses (a) and (b) above are pending and for [***] thereafter. The Parties will take such action, if any, required to effectuate such tolling.
29.19    Waiver of UCC. To the extent permitted by applicable Law, each Party waives any and all rights and remedies conferred upon such Party by the Uniform Commercial Code (and any other applicable jurisdiction, if any) (the “UCC”), including but not limited to such Party’s rights under the UCC to: (a) cancel this Agreement; (b) repudiate this Agreement; (c) reject the Tractor; (d) revoke acceptance of the Tractor; (e) recover damages from the other Party for any breaches of warranty or for any other reason; (f) hold a security interest in the Hardware in such Party’s possession or control for any reason; (g) deduct all or any part of any claimed damages resulting from such Party’s default, if any, under this Agreement; (h) accept partial delivery of the Tractor; (i) “cover” by making any purchase or lease of, or contract to purchase or lease, equipment in substitution for the Tractor due from the other Party; (j) recover any general, special, incidental or consequential damages, for any reason whatsoever; and (k) claim or otherwise request specific performance, replevin, detinue, sequestration, claim and delivery, or the like for any Tractor. To the extent permitted by applicable Law and except as covered under Section 29.23, each Party also waives any rights now or hereafter conferred by statute or otherwise that may require the other Party to sell, lease or otherwise use the Tractor, Kodiak Technology, or any other tools or equipment owned by the other Party in mitigation of the other Party’s damages as set forth as a remedy of the other Party in this Agreement or that may otherwise limit or modify any of the other Party’s rights or remedies in this Agreement.
29.20    Waiver of Jury Trial. Each Party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.
29.21    Equitable Relief. Each Party acknowledges and agrees that a breach or threatened breach by such Party of any of its obligations under Sections 17, 18, 19, or 22 of this Agreement would cause the other Party irreparable harm for which monetary damages would not be an adequate remedy and that, in the event of such breach or threatened breach, the other Party may be entitled to equitable relief, including in a restraining order, an injunction, specific performance, and any other relief that may be available from any court of competent jurisdiction. Such remedies are not exclusive and are in addition to all other remedies that may be available at law, in equity, or otherwise.
29.22    Counterparts. This Agreement may be executed in counterparts, each of which is deemed an original, but all of which together are deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email, or other means of electronic transmission is deemed to have the same legal effect as delivery of an original signed copy of this Agreement.
29.23    Bankruptcy. This Agreement shall be deemed a license of rights to intellectual property for purposes of Section 365(n) of the U.S. Bankruptcy Code and Licensee shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code.
29.24    Standard of Performance. In its performance of this Agreement, each Party agrees to: (a) comply with applicable Law; (b) perform its obligations hereunder in compliance with all licenses, permits, and authorizations required by applicable Law and maintain same, to the extent required by applicable Law, where the failure to be in compliance could reasonably be expected to have, or does actually have, a material negative impact on such Party, its operations or business, or its ability to perform its obligations hereunder; and (c) perform its obligations in a good and workmanlike manner and in accordance with industry standards. Without limiting the foregoing, each Party may not use or possess at any point while performing obligations pursuant to this Agreement any illegal drugs, prescription drugs for which the individual has no prescription, legal drugs in excessive amounts, any substances that might impair driving ability, drug paraphernalia, alcoholic beverages, firearms and other weapons, contraband, or stolen property; provided that, for avoidance of doubt, each Party is permitted to use and possess industry standard tools or equipment.

29.25    Consent to Conduct Business Using Electronic Methods. Licensor and Licensee consent to conduct business using, to the extent either Party elects to do so in a particular instance, any method permitted by applicable Law. This consent encompasses the use of electronic methods (including email correspondence) to transmit and effect the signature of any document, including, without limitation, any supplement, modification, addendum, amendment, notice, consent and/or waiver, required by this Agreement or required by applicable Law to be generated and maintained (or exchanged by private parties). The Parties agree that when either Party uses any electronic method to accomplish electronic signatures, the chosen method: (a) identifies and authenticates the sender as the source of the electronic communication; (b) indicates the sender’s approval of the information contained in the electronic communication; and (c) produces an electronic document with the same integrity, accuracy, and accessibility as a paper document or handwritten signature. Either Party may elect, with respect to any document, to use a manual/hardcopy signature, provided that the election will not preclude the other Party from applying an electronic signature to the same document.
[signature page follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

Kodiak Robotics, Inc.	Fountainhead Logistics, LLC
By: /s/ Don Burnette Name: Don Burnette Title: Chief Executive Officer Date: August 5, 2026	By:/s/ Blake McCarthy Name: Blake McCarthy Title: Chief Financial Officer Date: August 5, 2026

EXHIBIT A
CERTIFICATE OF ACCEPTANCE OF TRACTOR

Reference is made to that certain Amended & Restated Master Services Agreement (the “Agreement”) by and between Kodiak Robotics, Inc., a Delaware corporation with offices located at 1049 Terra Bella Ave.,  Mountain View, CA 94043 (“Licensor”), and Fountainhead Logistics LLC, a Delaware limited liability company with offices located at [***] (“Licensee”) and dated as of [____]. Capitalized terms used but not defined herein shall have the meanings accorded to such terms in the Agreement.

By signing below, Licensee hereby certifies that the Tractor(s) identified in the SOW dated [______] and attached as Exhibit D-[__] to the Agreement [has/have] been received by Licensee and [is/are] accepted pursuant to Section 9 of the Agreement.

Licensee: Fountainhead Logistics, LLC

By: _________________________________
Signature of Authorized Representative

__________________________________
Name (Typed or Printed)

__________________________________
Date

__________________________________
Approved

EXHIBIT B
TRACTORS

The Tractors shall be identified as attached to this Agreement and as successively numbered Exhibit “B”s (e.g., Exhibit B-1, Exhibit B-2, etc.).

Each Tractor is identified:

Tractor	Year	Make	Model	Serial (VIN)#	Carrier Unit #	Term	Fleet Entry Date	Decommission Date

EXHIBIT C
MILESTONES
[***]

EXHIBIT D
FORM OF STATEMENT OF WORK (“SOW”)

The SOW shall be defined and mutually agreed upon between Licensor and Licensee as attached to this Agreement and as successively numbered Exhibit “D”s (e.g., Exhibit D-1, Exhibit D-2, etc.). [***]

[Signature page follows.]

IN WITNESS WHEREOF, the Parties hereto have executed this SOW Exhibit D-1 as of [date].

Kodiak Robotics, Inc.	Fountainhead Logistics, LLC
By:_____________________ Name: __________________ Title: ___________________	By:____________________ Name:__________________ Title:___________________

ANNEX A
Information Security Protocols

[***]

EXHIBIT E

Service Level Agreement

This Service Level Agreement (this “SLA”), effective as of the Effective Date,  is by and between Kodiak Robotics, Inc., a Delaware corporation with offices located at 1049 Terra Bella Ave., Mountain View, CA 94043 (“Provider”) and Fountainhead Logistics, LLC, a Delaware limited liability company with offices located at [***] (“Customer”). Provider and Customer may be referred to herein collectively as the “Parties” or individually as a “Party”.

WHEREAS, Provider and Customer are parties to the Agreement, pursuant to which Provider agrees to license the Kodiak Technology and provide certain other services associated with the Kodiak Technology to Customer; and

WHEREAS, Provider and Customer desire to establish certain service level requirements with respect to the provision of services pursuant to the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, terms, and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.    Support Contact Channels. For purposes of this SLA, Provider’s contact information (each, a “Support Contact Channel”) shall be as follows, provided, that Provider may change or add to such Support Contact Channels upon advance written notice of at least [***] to Customer: by email at [***], and by telephone at [***]. Provider will monitor the Support Contact Channels [***], and promptly follow up by email on any correspondence received via a Support Contact Channel pursuant to this SLA.

2.    Response Request Support.

a.    Interruption Reports. If Customer reasonably believes an interruption of operations of a Tractor that prevents or inhibits that Tractor from operating with autonomous driving, the Kodiak Technology, or [***] (an “Interruption”) has occurred, Customer will provide an interruption report (an “Interruption Report”) to Provider through the Support Contact Channels. Customer shall provide or assist in obtaining information enabling Provider to determine the cause of the Interruption, including: [***]. Provider shall respond to the Interruption Report within [***] from the time Customer submits the Interruption Report in writing to the Support Contact Channel. Provider’s response will include [***].
b.    Provider Notices. Provider will monitor the status of Tractors through Provider’s operations center [***]. If Provider identifies an Interruption, then Provider shall provide to Customer a notice (a “Provider Notice”) describing such Interruption within [***] of identification. Where Provider has provided a Provider Notice to Customer, Customer is not required to provide an Interruption Report, and the Provider Notice shall serve as both the Interruption Report and the response from Provider set forth in Section 2(a).
c.    Affected Tractors. Provider will, within [***] of Provider’s receipt of the Interruption Report or provision of the Provider Notice, as applicable, notify Customer of whether the

Tractors described in such Interruption Report or Provider Notice [***] (Tractors that experience an Interruption as a result of the Kodiak Technology, “Affected Tractors”).

3.    Service Availability. The Tractors shall be capable of operating with autonomous driving and [***] except during the following circumstances (“Unavailable Uptime”): [***]

4.    Updates, Maintenance, and Testing Events. Customer shall ensure that Provider has access to each Tractor for updating, testing, providing maintenance, modifying, changing or  substituting the equipment constituting the Software and/or Hardware, in each case, in  accordance with the Agreement, if Provider reasonably determines and notifies the  Customer that such update, modification, change, or substitution is necessary as a result of  casualty, availability (or unavailability) of replacement parts, age of equipment, legal or  regulatory changes, agreed-upon adjustments to functionality, material changes to  operating and maintenance costs of equipment, allowance for the services to continue to be performed in accordance with the Agreement, or support of service levels under this  SLA. Provider shall provide Customer with a proposed schedule specifying the date and time during which Provider may access Tractors by Tractor ID, following which, the Parties shall in good faith mutually agree to a final schedule. [***]

[***]Driving Allowance Hours calculated as a percentage of total monthly hours.

5.    Downtime Management. With respect to an Affected Tractor, downtime is calculated [***] (“Interruption Downtime”). Provider may initially troubleshoot any Interruption as determined in its reasonable discretion, including through the use of [***] (which may be  local to the ODD for Software and Hardware testing, mapping or other developmental or  transportation support purposes), [***], or  other methods in each case to the extent agreed to by Customer (“Initial Mitigation”). To the extent that Provider substitutes [***], then no Downtime shall accrue for the period of time that such [***] is in operation.  “Tractor Downtime” for an Interruption shall be the sum of [***]. The “Total Downtime” for a month [***], which, for the avoidance of doubt, shall exclude any [***] Driving Allowance Hours and Unavailable Uptime.

6.    Final Troubleshooting Support Report. Provider shall provide to Customer a final report (the “Final Report”) for the Affected Tractors no later than the latter of [***] after an Interruption Report or [***] after implementation of the Permanent Solution to the applicable Interruption. A “Permanent Solution” will restore the Affected Tractors back into full operation, to the extent that the applicable Interruption was caused by the Kodiak Technology or Provider’s Representatives (with Customer being responsible for resolving any factors contributing to the Interruption that were not caused by the Kodiak Technology or Provider’s Representatives). The Final Report shall include [***].

7.    Uptime Calculation. The “Uptime” during a month shall be calculated using Total Available Time and Total Downtime. [***].

8.    Calculation of Service Credits. “Service Credits” are calculated on a monthly basis as follows:
a.    with respect to each Interruption, for:
i.    [***]
ii.    [***] (each of (i) and (ii), a “Response Failure”)
and

b.    [***] (“Uptime Failure”).

The Response Failure Credit shall be $[***] per Response Failure. If there are multiple Response Failures in a month, then the total response failure credit will be the number of Response Failures times the Response Failure Credit (“Total Response Failure Credit”).

The Service Credit for Uptime Failure will be determined based on the Service Credits Percentage calculation set forth below: [***]

The Threshold Percentage is: [***]

The total amount of the Uptime Service Credit will be [***] (“Uptime Failure Credit”).

The Total Credit amount is the sum of [***].

The sum of the timely Total Response Failure and Uptime Failure Credit may not exceed [***] of the total Fees for any month. The Service Credit will be applied to the next bill sent to Customer after the end of the current month.

9.    Periodic Review. The SLA is effective from the Effective Date until the expiration or termination of the Agreement. The SLA will be reviewed mutually and in good faith on an annual basis to determine whether any adjustments to its terms should be implemented. In the event that no such review occurs, the SLA then in effect will remain in effect. For Provider, [***], email: [***], shall be the “Relationship Contact” for purposes of initiating such review. For Customer, [***], email: [***] shall be the Relationship Contact for purpose of initiating periodic review. Either Party’s Relationship Contact may initiate a periodic review through the Relationship Contact of the other Party after the one-year anniversary of July 17, 2024, and each anniversary thereafter. Either Party may change its Relationship Contact by written notice to the other Party’s Relationship Contact.

10.    Audit Procedure. Provider or its nominee (including its accountants and auditors) may, in Provider’s sole discretion, inspect and audit Customer’s use of the Kodiak Technology under this SLA at any time during the Term and for [***] following the termination or earlier expiration of this SLA. All audits will be conducted during regular business hours, and in a manner that does not unreasonably interfere with Customer’s business operations. Customer shall make available all such books, records, equipment, information, and personnel, and provide all such cooperation and assistance, as may reasonably be requested by or on behalf of Provider with respect to such audit.

11.    Cost and Results of Audit. If the Parties have disagreed about the calculation of Uptime Percentage or any other measure later agreed to by the Parties, and the audit set forth in Section 10 determines that Uptime Percentage or any such other measure later agreed to by the Parties has been met or exceeded, the Parties agree the related disagreement has been resolved and this SLA shall continue. If the audit determines that metrics subject to the disagreement have not been met, Provider shall issue Customer a proportional and pro-rata credit that Customer may use towards payment of Fees on the next payment schedule. Each Party shall bear its own costs for the audit and shared costs that have been agreed upon between the Parties shall be split evenly between the Parties unless otherwise agreed upon in writing.

12.    General Terms and Conditions. The terms and conditions set forth in the Agreement shall govern the terms herein. If a term or condition of this SLA is contrary to a term and condition of the Agreement, then this SLA shall control the meaning of such term and condition. Any capitalized term not defined herein has the meaning given to it in the Agreement.

IN WITNESS WHEREOF, the Parties hereto have executed this SLA as of the Effective Date.

Kodiak Robotics, Inc.	Fountainhead Logistics, LLC
By:_____________________ Name: __________________ Title: ___________________	By:____________________ Name:__________________ Title:___________________

EXHIBIT F

[***]

EXHIBIT G

PARENT GUARANTY AGREEMENT

This Parent Guaranty Agreement ("Guaranty"), dated as of July 17, 2024, is made by Atlas Sand Company, LLC (the “Parent” or "Guarantor"), a Delaware limited liability company with offices located at [***] in favor and for the benefit of Kodiak Robotics, Inc., a Delaware corporation with a business address located at 1049 Terra Bella Ave., Mountain View, CA 94043 (the "Licensor") in connection with that certain Master Services Agreement dated July 17, 2024 (the "Agreement"), by and between the Licensor and Fountainhead Logistics, LLC, a Delaware limited liability company with a business address located at [***] (the "Licensee").

1.     Guaranty. In consideration of the substantial direct and indirect economic and other benefits derived by the Guarantor from entry by the Licensor into the Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.1     The Guarantor hereby absolutely, unconditionally, and irrevocably guarantees, as primary obligor and not merely as surety, the punctual payment, when due or otherwise, whether now existing or hereafter arising, of all payment obligations of the Licensee to pay the License Fees (as defined in the Agreement) to the Licensor under the Agreement (collectively, the "Obligations"). This is a guaranty of payment and not of collection only. This is also a continuing guaranty and all Obligations shall be presumed to have been created in reliance hereon.

1.2     Notwithstanding any provision herein contained to the contrary, the Guarantor's liability with respect to the Obligations shall be limited to an amount not to exceed, as of any date of determination, the amount that could be claimed by the Licensor from the Guarantor without rendering such claim voidable or avoidable under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act, or similar statute or common law.

2.     Guaranty of Payment Absolute and Unconditional; Waivers. This Guaranty is a guaranty of payment and is absolute and unconditional. The Guarantor agrees that the Licensor need only to attempt to collect any Obligations from the Licensee pursuant to the terms of the Agreement before seeking enforcement of the Obligations upon the Guarantor.

The Guarantor guarantees that the Obligations will be paid strictly in accordance with the terms of the Agreement, regardless of any law, regulation, or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Licensor with respect thereto. The obligations of the Guarantor under this Guaranty are independent of the Obligations, and a separate action or actions may be brought and prosecuted against the Licensee or the Licensee may be joined in any such action or actions. The liability of the Guarantor under this Guaranty constitutes a primary obligation and not a contract of surety, and to the extent permitted by law, shall be irrevocable, continuing, absolute, and unconditional, and shall not be discharged for any reason until Licensor has been indefeasibly paid in full. Without limiting the generality of the foregoing, the obligations of the Guarantor hereunder shall remain in force irrespective of: (a) any invalidity, illegality or unenforceability of, or any defect in, any of the Obligations or any defense which the Borrower may have with respect thereto; (b) the existence or absence of any legal action to enforce the Obligations, the issuance of any judgment therefor or the execution of any such judgment; or (c) any other circumstance which might otherwise constitute a defense available to, or discharge of, a guarantor or surety of any type.
The Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all presently existing and future Obligations.

3.     Reinstatement. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Licensor or any other entity upon the insolvency, bankruptcy, or reorganization of the Licensee or otherwise (and whether as a result of any demand, settlement, litigation, or otherwise), all as though such payment had not been made.

4.     Subrogation. The Guarantor will not exercise any rights that it may now or hereafter acquire against the Licensee that arise from the existence, payment, performance, or enforcement of the Guarantor's obligations under this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, or indemnification, whether or not such claim, remedy, or right arises in equity or under contract, statute, or common law, including, without limitation, the right to take or receive from the Licensee, directly or indirectly, in cash or other property, or by set-off or in any other manner, payment or security solely on account of such claim, remedy, or right, unless and until all of the Obligations and all other amounts payable under this Guaranty shall have been indefeasibly paid in full.

5.     Representations and Warranties. The Guarantor represents and warrants that: (a) this Guaranty (i) does not violate any agreement, instrument, law, regulation or order applicable to Guarantor; (ii) does not require the consent or approval of any person or entity, including but not limited to any governmental authority, or any filing or registration of any kind, except to the extent that such consent and approval has been received; and (iii) is the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors’ rights generally; and (b) in executing and delivering this Guaranty, the Guarantor has (i) without reliance on the Licensor or any information received from the Licensor and based upon such documents and information it deems appropriate, made an independent investigation of the Agreement contemplated hereby, the Licensee’s business, assets, operations, prospects and condition, financial or otherwise, and any circumstances which may bear upon such transactions, the obligations and risks undertaken herein with respect to the Obligations; (ii) adequate means to obtain from the Licensee on a continuing basis information concerning the Licensee; and (iii) has full and complete access to the Agreement as of the date hereof and shall have full and complete access to each amended Agreement and any other, exhibits, SOWs, and/or other documents in connection with the Agreement.

6.     Miscellaneous. The Parties further agree as follows:

6.1     Expenses. The Guarantor shall pay to the Licensor, on demand, the amount of any and all reasonable out-of-pocket expenses, including, without limitation, legal expenses and attorneys’ fees, which the Licensor may incur in connection with the enforcement by the Licensor of its rights under this Guaranty following the failure by the Guarantor to comply with its obligations hereunder.

6.2     Waivers, Amendments, Remedies. No course of dealing by the Licensor and no failure by the Licensor to exercise, or delay by the Licensor in exercising, any right, remedy, or power hereunder shall operate as a waiver thereof, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, remedy, or power of the Licensor. No amendment, modification, or waiver of any provision of this Guaranty and no consent to any departure by the Guarantor therefrom, shall, in any event, be effective unless contained in a writing signed by the Parties, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The rights, remedies, and powers of the Licensor, not only hereunder, but also under any instruments and agreements evidencing or securing the Obligations and under applicable law, are cumulative and may be exercised by the Licensor from time to time in such order as the Licensor may reasonably elect.

6.3     Notices. All notices or other communications given or made hereunder shall be in writing and shall be deemed delivered the first business day after being delivered by electronic means to the party to receive the same at its address set forth below or to such other address as either party shall hereafter give to the other by notice duly made under this Section:

To Licensor: [***]

To Guarantor: [***]

6.4     Term; Binding Effect. This Guaranty shall (a) remain in full force and effect until payment and satisfaction in full of all of the Obligations; (b) be binding upon the Guarantor and its successors and permitted assigns; provided that Guarantor may not assign any of its rights or obligations hereunder without the prior written consent of the Licensor; and (c) inure to the benefit of the Licensor and its successors and assigns. The Licensor may not assign any of its rights, interest or obligations hereunder to any other person without the prior written consent of the Guarantor; provided that the Licensor may assign its rights hereunder to any transferee of the Agreement without the consent of the Guarantor to the extent such transfer is duly authorized in accordance with the terms of the Agreement. Upon the payment in full of the Obligations (a) this Guaranty shall terminate and (b) the Licensor will, upon the Guarantor's request and at the Guarantor's expense, execute and deliver to the Guarantor such documents as the Guarantor shall reasonably request to evidence such termination, all without any representation, warranty, or recourse whatsoever.

6.5     Satisfaction of Obligations. For all purposes of this Guaranty, the payment in full of the Obligations shall be conclusively deemed to have occurred when the Obligations shall have been indefeasibly paid in full.

6.6     Counterparties, Execution. This Guaranty may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Guaranty may be executed by electronic signature and delivered by electronic transmission.

6.7     Governing Law. The Parties agree that this Guaranty shall be subject to the governing law and jurisdictional requirements set forth in Section 29.17 of the Agreement, mutatis mutandis.

6.8     Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS GUARANTY WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY. EACH PARTY HERETO (A) CERTIFIES THAT NO AGENT, ATTORNEY, REPRESENTATIVE, OR ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT

OF LITIGATION, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Guaranty as of the date first above written.

GUARANTOR
Atlas Sand Company, LLC

By:___________________________________

Name:

Title:

LICENSOR
Kodiak Robotics, Inc.

By________________________________

Name:

Title:

EXHIBIT H

[***]

EXHIBIT I

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EXHIBIT J

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